April 29, 2005

Dear Shareholder:

    On behalf of the board of directors and management of FPIC Insurance Group, Inc., I invite you to join us at our annual meeting of shareholders to be held on Wednesday, June 1, 2005, at 10 a.m. eastern time, at the Omni Hotel, 245 Water Street, Jacksonville, Florida.

    The annual meeting will include a report on our operations, followed by discussion and voting on the matters set forth in the accompanying notice of annual meeting of shareholders and proxy statement.  We will also discuss other business matters properly brought before the meeting.

    At this year’s annual shareholders’ meeting, shareholders will vote on the election of three directors and proposals to amend FPIC’s Director Stock Option Plan and Omnibus Incentive Plan.

    Your vote is important.  If you are not able to attend the meeting, please complete, date and sign your proxy card and return it in the enclosed envelope, so that your shares will be represented and voted at the meeting.  Even if you plan to attend the meeting, you can vote in advance by returning a completed form of proxy.

Yours truly,
/s/ John R. Byers
John R. Byers

FPIC INSURANCE GROUP, INC.

225 Water Street, Suite 1400

Jacksonville, Florida 32202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO THE SHAREHOLDERS OF FPIC INSURANCE GROUP, INC.

    The annual meeting of shareholders of FPIC Insurance Group, Inc. (“FPIC”) will be held at the Omni Hotel, 245 Water Street, Jacksonville, Florida, Wednesday, June 1, 2005, at 10 a.m. eastern time.  The purposes of the meeting are:

1.	To elect three directors to serve until their terms expire.
2.	To vote on a proposal to amend the Director Stock Option Plan.
3.	To vote on a proposal to amend the Omnibus Incentive Plan.
4.	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

    The board of directors has set April 6, 2005, as the record date for the meeting. This means that shareholders at the close of business on that date are entitled to:

▪	receive this notice of the meeting; and
▪	vote, either by proxy or in person, at the meeting, and at any adjournments or postponements of the meeting.

    You are cordially invited to attend the annual meeting.  However, whether or not you plan to attend the annual meeting, we encourage you to sign, date and return your proxy card before the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend.  A return envelope, which requires no postage if mailed in the United States, has been provided for your use.  If you attend the annual meeting and inform the secretary of FPIC in writing that you wish to vote your shares in person, your proxy will not be used.

By order of the board of directors,
/s/ Roberta Goes Cown
Roberta Goes Cown Corporate Counsel and Secretary

Jacksonville, Florida
April 29, 2005

IMPORTANT:  TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE,

SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE.

PLEASE SEE OUR QUESTION AND ANSWER SECTION FOR INFORMATION ABOUT VOTING.

IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE

PREVIOUSLY SENT IN YOUR PROXY CARD.

FPIC INSURANCE GROUP, INC.

225 Water Street, Suite 1400

Jacksonville, Florida 32202

April 29, 2005

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 1, 2005

    Our board of directors is furnishing you this proxy statement to solicit your proxy to be voted at the 2005 annual meeting of shareholders of FPIC Insurance Group, Inc. (“FPIC”).

    The meeting will be held Wednesday, June 1, 2005, at the Omni Hotel, 245 Water Street, Jacksonville, Florida, at 10 a.m. eastern time.  Your proxy may also be voted at any adjournments or postponements of the meeting.

    The annual report to shareholders for 2004 and this proxy statement and form of proxy are being distributed on or about April 29, 2005 to shareholders entitled to vote.

    All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

    Only holders of record of shares of common stock at the close of business on April 6, 2005 are entitled to vote at the meeting, or at adjournments or postponements of the meeting.  Each holder of record on the record date is entitled to one vote for each share of common stock held.  At the close of business on April 6, 2005, FPIC had 10,145,288 shares of common stock issued and outstanding.

QUESTIONS AND ANSWERS
ABOUT THE MEETING AND VOTING

What is a proxy?

    A proxy is your legal designation of another person to vote stock you own. If you designate someone as your proxy in a written document, that document is called a proxy or a proxy card.  The enclosed proxy card names two officers of FPIC as proxies for the 2005 annual meeting of shareholders.  These two officers are Pamela D. Harvey, vice president and controller and Peggy A. Parks, assistant secretary.  A representation of the proxy card for the 2005 annual meeting of shareholders can be found at Appendix A.

What is a proxy statement?

    A proxy statement is a document that the federal securities laws and regulations require us to give you when we ask you to sign a proxy card designating each of Pamela D. Harvey and Peggy A. Parks as proxies to vote on your behalf.  This year’s proxy statement is being distributed on or about April 29, 2005 to shareholders entitled to vote.

What is the difference between a shareholder of record and a shareholder who holds stock in street name?

▪	If your shares are registered in your name, you are a shareholder of record.
▪	If your shares are in the name of your broker or bank, your shares are held in street name.

What different methods can you use to vote?

▪	By proxy: All shareholders may vote by returning the enclosed proxy card; or
▪
In person: All shareholders may vote in person at the meeting. If you wish to vote in person at the meeting and your shares of FPIC common stock are held in the street name of your broker, you must obtain a legal proxy from your broker in order to vote in person at the meeting.

What is the record date and what does it mean?

    The record date for the 2005 annual meeting of shareholders is April 6, 2005.  The board of directors, as required by law, establishes the record date.  Each holder of common stock at the close of business on the record date is entitled:

▪	to receive notice of the meeting; and
▪	to vote one vote for each share of common stock held on the record date, at the meeting, and at any adjournments or postponements of the meeting.

How can I change my vote after I return my proxy card?

    Shareholders can revoke a proxy and change their vote at any time before the final vote at the meeting by any one of the following three actions:

▪	giving written notice to the secretary of FPIC;
▪	delivering a later dated proxy; or
▪	voting in person at the meeting.

Who counts the votes?

    FPIC’s transfer agent will tabulate the proxies.  Roberta Goes Cown, corporate counsel and secretary of FPIC, has been designated as the inspector of election for the 2005 annual meeting of shareholders to certify the results of the tabulation.

What are your voting choices when voting for nominees for director standing for election through the enclosed proxy card?

   In voting on the election of the three nominees for director to serve until their terms expire, you may vote in one of the following ways:

▪	in favor of all nominees;
▪	withhold votes as to all nominees; or
▪	withhold votes as to specific nominees.

What vote is needed to elect directors?

    Directors will be elected by a plurality of the votes cast by the shareholders voting in person or by proxy at the meeting.  A plurality of the votes, as distinguished from a majority, is the greatest number of votes cast by those voting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

What are your voting options when voting on each proposal to amend FPIC’s Director Stock Option Plan and Omnibus Incentive Plan?

   In voting on each proposal to amend FPIC’s Director Stock Option Plan and Omnibus Incentive Plan, you may vote in one of the following ways:

▪	in favor of the proposal;
▪	against the proposal; or
▪	abstain from voting on the proposal.

What votes are needed to approve each of the proposals?

    A majority of the votes cast by the shareholders voting in person or by proxy at the annual meeting of shareholders will be necessary to approve the proposal to amend FPIC’s Director Stock Option Plan and the proposal to amend FPIC’s Omnibus Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THESE PROPOSALS.

What if a shareholder does not specify a choice for a matter when returning a proxy?

    Shareholders should specify their choice for each matter on the enclosed form of proxy.  If no instructions are given, proxies that are signed and returned will be voted “FOR” the election of all director nominees, “FOR” the proposal to amend FPIC’s Director Stock Option Plan and “FOR” the proposal to amend FPIC’s Omnibus Incentive Plan.

How are abstentions and broker nonvotes counted?

    Abstentions occur when a shareholder who is entitled to vote a share of FPIC common stock chooses not to vote that share.  Broker nonvotes occur when a broker that holds shares in street name for a customer does not have authority to vote on certain nonroutine matters because its customer has not provided any voting instruction on the matter.

    Abstentions and broker nonvotes will have no effect on business of the meeting that is of a routine nature and is properly presented at the meeting.  Abstentions and broker nonvotes will have no effect on the outcome of the votes at FPIC’s 2005 annual meeting of shareholders.

Where can I find the voting results of the annual meeting?

    We will announce the preliminary voting results at the meeting.  We will publish the final voting results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2005 filed with the United States Securities and Exchange Commission (“SEC”).

PROPOSAL 1

ELECTION OF DIRECTORS

    FPIC has a staggered board of directors, with three classes of directors that generally serve for terms of three years.  The board of directors has determined that twelve persons should serve as members until the annual shareholders meeting and eleven persons should serve as members thereafter.

    FPIC’s articles of incorporation provide that the number of directors may be determined from time to time by resolution adopted by the affirmative vote of at least 75% of the entire board of directors.  This number and its determination are exclusive of directors to be elected by the holders of any one or more series of preferred stock voting separately as a class or classes.  No such preferred stock is outstanding.  FPIC’s bylaws provide that FPIC’s president will always be nominated by the board of directors for election to the board of directors, whenever the president’s term as a director expires or whenever the president is not a director.  The board of directors considers from time to time a possible increase in its number of directors for the purpose of adding additional areas of expertise to the board of directors.  Any new directorships created would be filled in accordance with Florida law and FPIC’s articles of incorporation.

    FPIC’s board of directors has determined that:

  John K. Anderson, Jr.
  Richard J. Bagby, M.D.
  Robert O. Baratta, M.D.
  Terence P. McCoy, M.D.
  John G. Rich
  Joan D. Ruffier
  Guy T. Selander, M.D.
  David M. Shapiro, M.D.
  James G. White, M.D.

being a majority of our current directors, are independent according to current National Association of Securities Dealers Automated Quotation, Inc. (“Nasdaq”) rules.

    Members of the board of directors are required to be between 18 and 70 years of age.  However, any director who is elected before becoming 70 years of age may complete his or her then current term as a director.  As a result of such age requirement, one director, James G. White, M.D., will be retiring from FPIC’s board of directors upon completion of his 2004-2005 term.  Dr. White has served as a director of FPIC since its formation in 1996 and served as chairman of the board of directors from 1997 until 1999.  Dr. White has also served as a director of First Professionals Insurance Company, Inc. (“First Professionals”), a FPIC subsidiary, since 1986 and served as chairman of its board of directors from 1997 until 2000.  Dr. White has made a significant contribution to the companies he has served.

    Three directors are to be elected at the 2005 annual meeting of shareholders to hold office until 2008, or until their successors are elected and qualified.  The persons designated for election in the 2008 class consist of three incumbent directors: Kenneth M. Kirschner, Guy T. Selander, M.D. and David M. Shapiro, M.D.

    If, for any reason, any of the nominees is not a candidate when the election occurs, the enclosed proxy may be voted for a substitute nominee.  The board of directors does not anticipate that any nominee will not be a candidate.  Further information regarding incumbent directors is set forth below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

Director Nominees and Continuing Incumbent Directors

Incumbent Directors Standing for Election in 2005 for Terms Expiring in 2008

    Kenneth M. Kirschner, 62, is a member of the law firm of Kirschner & Legler, P.A. (“Kirschner & Legler”), located in Jacksonville, Florida.  Mr. Kirschner began the practice of law in 1968.  Since 1998 and prior to the formation of Kirschner & Legler, Mr. Kirschner was a partner in Holland & Knight LLP and subsequently, of counsel to LeBoeuf, Lamb, Greene & MacRae, L.L.P. (“LeBoeuf”), both law firms with offices in Jacksonville, Florida.  Prior to 1998, Mr. Kirschner was a partner with Kirschner, Main, Graham, Turner & Demont, also of Jacksonville, Florida.  As an attorney, Mr. Kirschner specializes in corporate and corporate governance matters, finance and mergers and acquisitions.  Mr. Kirschner has served on the boards of directors of several publicly owned corporations and on the boards of directors of several life and property and casualty insurance companies.  Mr. Kirschner has also been a principal shareholder and a director, as well as an active executive officer in several business corporations.  Mr. Kirschner has served as a director of FPIC since 2002.

    Guy T. Selander, M.D., 69, is a family physician engaged in private practice in Jacksonville, Florida.  Dr. Selander has practiced medicine since 1964.  Dr. Selander also serves as chairman of the board of directors and a trustee of Memorial Hospital and as a trustee of Brooks Health Systems, both located in Jacksonville, Florida.  Dr. Selander is also a past president of the Florida Medical Association (“FMA”), the Duval County Medical Society and the Florida Academy of Family Physicians.  He was a delegate to the American Medical Association (“AMA”) and the American Academy of Family Physicians.  Dr. Selander has served as a director of FPIC since its formation in 1996 and served as vice chairman of the board of directors of FPIC from 1997 to 1999.  He has also served as a director of First Professionals since 1989 and currently serves as chairman of the board of directors of First Professionals.

    David M. Shapiro, M.D., 51, is senior vice president of medical affairs of Surgis, Inc. (“Surgis”), an ambulatory surgery center management/development company located in Nashville, Tennessee.  Prior to joining Surgis in 2000, Dr. Shapiro engaged in the private practice of anesthesiology in Fort Myers, Florida.  Dr. Shapiro is immediate past president of the American Association of Ambulatory Surgery Centers.  He is a member of the FMA delegation to the AMA and a member of the AMA’s Council on Long Range Planning and Development.

Dr. Shapiro has served as a director of FPIC and First Professionals since 1996 and is currently vice chairman of the board of directors of FPIC.

Incumbent Directors Whose Terms Expire in 2007

    John K. Anderson, Jr., 56, is managing partner of Bott-Anderson Partners, Inc. (“Bott-Anderson”), an investment consulting firm headquartered in Ponte Vedra, Florida, and a principal of Heritage Capital Group, Inc. (“Heritage Capital”), a middle market investment banking firm headquartered in Jacksonville, Florida.  Prior to joining Heritage Capital in July 2002 and Bott-Anderson in April 2003, Mr. Anderson was the executive vice president, treasurer, chief financial officer and secretary of American Heritage Life Investment Corporation (“American Heritage”), a life insurance company, headquartered in Jacksonville, Florida, wholly owned by The Allstate Corporation.  From 1993 until he joined American Heritage in January 1996, Mr. Anderson served as chief executive officer of E.G. Baldwin & Associates, Inc., a regional distributor of medical imaging products and services to hospitals and other medical providers based in Cleveland, Ohio.  Prior to that, he was president and chief executive officer of Capitol American Life Insurance Company based in Cleveland, Ohio, and before that executive vice president and chief financial officer of Baptist Health Systems, Inc., in Jacksonville, Florida.  Mr. Anderson is also chairman of the board of directors of Baptist Medical Center Beaches.  Mr. Anderson is a former certified public accountant, a registered financial principal and a chartered life underwriter.  Mr. Anderson has served as a director of FPIC since 2001.

    M. C. Harden, III, 52, has served as chairman of the board, president and chief executive officer of Harden & Associates, Inc. (“Harden & Associates”), an insurance broker and risk management and employee benefits consultant, located in Jacksonville, Florida, since 1976.  Mr. Harden also serves on a number of community and corporate boards, including the board of directors of Baptist Health System.  Mr. Harden formerly served on the advisory board of Florida Bank of Jacksonville, NA.  Mr. Harden also serves as chairman of the Jacksonville Economic Development Commission.  Mr. Harden has served as a director of FPIC since 2001.

    John G. Rich, 49, was appointed by the board of directors in November 2003 to fill the vacancy created by the death of Gaston J. Acosta-Rua, M.D. in May 2003.  Mr. Rich was recommended as a candidate for director by Stilwell Value Partners III, L.P. (“Stilwell Value”), a shareholder of FPIC and its principal, Joseph Stilwell.  Mr. Rich is a partner with Rich Intelisano LLP in New York, New York, a law firm specializing in securities and commodities litigation and arbitration.  Mr. Rich has practiced law in New York since 1982.

    Joan D. Ruffier, 65, currently serves on various state and community boards, including the University of Florida Foundation, where she served as president from 1998 until 2000, the University of Central Florida Foundation and Shands Healthcare, Inc.  Ms. Ruffier formerly served on the Board of Overseers of Rollins College.  Ms. Ruffier has also served on various corporate boards, including Florida Progress Corporation and its subsidiary, Florida Power Corporation, the Federal Reserve Bank of Atlanta and SunTrust Bank, Orlando.  Ms. Ruffier was general partner of Sunshine Cafes, located in Jacksonville, Florida and Orlando, Florida, from 1987 until 1998.  Before joining Sunshine Cafes, Ms. Ruffier was a certified public accountant with Colley, Trumbower & Howell in Orlando, Florida, from 1982 until 1986.  Ms. Ruffier has served as a director of FPIC since 2002.

Incumbent Directors Whose Terms Expire in 2006

    Richard J. Bagby, M.D., 64, is engaged in the private practice of diagnostic radiology and nuclear medicine in Orlando, Florida.  Dr. Bagby has practiced medicine since 1972.  In 2000, Dr. Bagby joined Boston Diagnostic Imaging and Open MRI of Sanford as its medical director.  Dr. Bagby is a past president of the FMA and has served as a director of FPIC since its formation in 1996.  Dr. Bagby has also served as a director of First Professionals since 1993 and currently serves as vice chairman of its board of directors.

    Robert O. Baratta, M.D., 64, is chairman and chief executive officer of Ascent, L.L.C. (“Ascent”), an ambulatory surgery center development and management company.  Prior to joining Ascent in 2004, Dr. Baratta was president, chief executive officer and vice chairman of the board of directors of UltraStrip Systems, Inc. (“UltraStrip”), an environmentally protective marine industrial company.  Prior to joining UltraStrip in 2001, Dr. Baratta engaged in the private practice of ophthalmology in Stuart, Florida, where he served as president and chairman of the board of directors of Stuart Eye Institute.  Dr. Baratta began practicing medicine in 1973.  He has served as a director of FPIC since its formation in 1996 and has served as chairman of the board of directors since 1999.  Dr. Baratta also served as a director of First Professionals from 1993 to 2000.

    John R. Byers, 50, is president and chief executive officer of FPIC.  Mr. Byers joined FPIC in November 1998 as executive vice president and general counsel.  In May 1999, he was elected secretary and in June 1999, he was further elected as chief operating officer.  Mr. Byers was elected director, interim president and chief executive officer in July 2000.  Mr. Byers was elected president and chief executive officer of FPIC in September 2000.  Mr. Byers also serves as a director of certain subsidiaries of FPIC, including First Professionals, Anesthesiologists Professional Assurance Company (“APAC”) and The Tenere Group, Inc.  Mr. Byers is a member of the board of governors of Physicians’ Reciprocal Insurers (“PRI”), a New York medical professional liability insurance reciprocal for which FPIC provides management services.  Before joining FPIC, Mr. Byers was a partner in the LeBoeuf law firm from 1988 until 1998.

    Terence P. McCoy, M.D., 60, is a past president of the FMA.  Dr. McCoy has been engaged in the private practice of family medicine in Tallahassee, Florida since 1976.  He is a member of the Board of Medicine (“BOM”) for the State of Florida and serves as chair of the BOM Expert Witness Committee.  He also serves as an advisor to the Department of Highway Safety and Motor Vehicles and is a member of the Florida At-Risk Drivers Advisory Council.  He is an elected member of the AMA Council on Constitution and Bylaws and has been a Florida Delegate to the AMA since 1981.  Dr. McCoy is a past president of the Capital Medical Association.  He served as chief of the medical staff and physician representative to the board of Tallahassee Memorial Hospital, where he also held positions as chair of the credentials committee and chair of the department of family medicine.  Dr. McCoy holds a faculty appointment at the Florida State University College of Medicine and is actively involved in teaching.  He has served as a director of FPIC since 2003 and has also served as a director of First Professionals since 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

    The following table sets forth the names of beneficial owners that own more than 5% of FPIC’s common stock as of December 31, 2004.  Information with respect to the 5% beneficial owners and their holdings is based on the Schedule 13D or 13G filed by such shareholders with the SEC.

	Shares
	Beneficially	Percentage
Name of Beneficial Owner	Owned	of Ownership

Dimensional Fund Advisors, Inc. [1]	735,771	7.3%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Bricoleur Capital Management LLC [2]	586,238	5.8%
12230 El Camino Real, Suite 100
San Diego, California 92130

LSV Asset Management [3]	533,729	5.3%
1 N. Wacker Drive, Suite 4000
Chicago, Illinois 60606

1               Dimensional Fund Advisors, Inc. (“Dimensional”) is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.  In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares.  All shares reported are owned by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional, owns more than 5% of the class.  Dimensional disclaims beneficial ownership of such shares.

2               Bricoleur Capital Management LLC (“Bricoleur”) is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.  In its role as investment manager, Bricoleur possesses shared voting and dispositive power over the shares.

3               LSV Asset Management (“LSV”) is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.  In its role as investment advisor or manager, LSV is the beneficial owner of 533,729 shares and possesses sole voting power with respect to 416,329 shares and sole dispositive power with respect to all 533,729 shares.

    The following table sets forth the beneficial ownership of FPIC’s common stock, including stock options that have vested or are exercisable within 60 days of March 31, 2005, by each of the directors.

	Shares
	Beneficially	Percentage
Name of Beneficial Owner	Owned[1]	of Ownership[2]
John K. Anderson, Jr. [3]	20,800	*
Richard J. Bagby, M.D. [4]	63,850	*
Robert O. Baratta, M.D. [5]	100,621	1.0%
John R. Byers [6]	377,286	3.6%
M. C. Harden, III [7]	25,800	*
Kenneth M. Kirschner [8]	9,334	*
Terence P. McCoy, M.D.[9]	16,780	*
John G. Rich[10]	1,854	*
Joan D. Ruffier[11]	13,534	*
Guy T. Selander, M.D.[12]	48,200	*
David M. Shapiro, M.D.[13]	52,000	*
James G. White, M.D. [14]	58,100	*

All directors as a group (12 persons)[15]	788,159	7.3%

*   Less than 1.0% of the total of FPIC’s outstanding common stock.

1               Shares beneficially owned include unvested restricted shares.

2               Based on an aggregate of (i) the number of shares of FPIC’s common stock outstanding at March 31, 2005 and (ii) options held by the person shown that are vested as of March 31, 2005, or that are exercisable within 60 days of March 31, 2005.

3               Mr. Anderson’s beneficial ownership includes 15,000 shares that may be acquired upon exercise of vested nonqualified options.

4               Dr. Bagby’s beneficial ownership includes 50,000 shares that may be acquired upon the exercise of vested nonqualified options.

5               Dr. Baratta’s beneficial ownership includes 49,000 shares that may be acquired upon the exercise of vested nonqualified options.  Shares beneficially owned also include 18,088 shares held for Dr. Baratta’s account in FPIC’s Nonqualified Deferred Compensation Plan (“Deferred Plan”) and over which Dr. Baratta has sole dispositive power.

6               Mr. Byers’ beneficial ownership includes 327,001 shares that may be acquired upon the exercise of vested options.  Shares beneficially owned also include (i) 28,986 shares of unvested restricted stock granted January 26, 2005, one-third of which will vest on the anniversary of grant in 2008, 2010 and 2012; and (ii) 5,000 shares of unvested restricted stock granted January 20, 2005, which will vest on a pro rata basis over three years with vesting to begin on the first anniversary of the date of grant.  Shares beneficially owned further include 620 shares held for Mr. Byers’ account in FPIC’s Deferred Plan and over which Mr. Byers has sole dispositive power.  Shares beneficially owned exclude 15,000 shares that may be acquired upon exercise of options granted on January 20, 2005, one-third of which will vest on the anniversary of the date of grant in 2006, 2007 and 2008.

7               Mr. Harden’s beneficial ownership includes 15,000 shares that may be acquired upon the exercise of vested nonqualified options.

8               Mr. Kirschner’s beneficial ownership includes 8,334 shares that may be acquired upon the exercise of vested nonqualified options.

9               Dr. McCoy’s beneficial ownership includes 3,334 shares that may be acquired upon the exercise of vested nonqualified options.  Amounts shown exclude 6,200 shares held in trust for Dr. McCoy’s son as to which Dr. McCoy disclaims beneficial ownership.

10              Mr. Rich’s beneficial ownership includes 1,667 shares that may be acquired upon the exercise of vested nonqualified options.

11             Ms. Ruffier’s beneficial ownership includes 8,334 shares that may be acquired upon the exercise of vested nonqualified options.

12             Dr. Selander’s beneficial ownership includes 40,000 shares that may be acquired upon the exercise of vested nonqualified options.

13             Dr. Shapiro’s beneficial ownership includes 43,000 shares that may be acquired upon the exercise of vested nonqualified options.

14             Dr. White’s beneficial ownership includes 50,000 shares that may be acquired upon the exercise of vested nonqualified options.

15             Includes approximately 610,670 vested options of these directors.  Excludes 6,200 shares held by or on behalf of family members as to which beneficial ownership is disclaimed.

    The following table sets forth the beneficial ownership of FPIC’s common stock, including stock options that have vested or are exercisable within 60 days of March 31, 2005, by FPIC’s executive officer who is not a director (Mr. Byers appears in the directors’ table above) and all directors and executive officers as a group.

	Shares
	Beneficially	Percentage
Name of Beneficial Owner	Owned[1]	of Ownership[2]
Kim D. Thorpe[3]	168,551	1.6%

All directors and executive officers as a group (13 persons) [4]	956,710	8.8%

1                Shares beneficially owned include unvested restricted shares.

2                Based on an aggregate of (i) the number of shares of FPIC’s common stock outstanding at March 31, 2005 and (ii) options held by the person shown that are vested as of March 31, 2005 or that are exercisable within 60 days of March 31, 2005.

3                Mr. Thorpe, 49, was elected executive vice president and chief financial officer in November 1999.  From 1998 until Mr. Thorpe joined FPIC, he served as senior vice president and chief financial officer of First Colony Life Insurance Company, a subsidiary of Genworth Financial, Inc. (formerly GE Financial Assurance Holdings, Inc.).  Mr. Thorpe was also a partner of Coopers & Lybrand, L.L.P. (now PricewaterhouseCoopers LLP) from 1993 until 1998 and served in the firm’s Washington, D.C. office as co-leader of the Mid-Atlantic insurance practice.  Mr. Thorpe’s beneficial ownership includes 135,600 shares that may be acquired upon the exercise of vested options.  Mr. Thorpe’s beneficial ownership also includes 2,500 shares of unvested restricted stock granted January 20, 2005, which will vest on a pro rata basis over three years with vesting to begin on the first anniversary of the date of grant.  Shares beneficially owned further include 21,025 shares held in FPIC’s Defined Contribution Plan (“401(k) Plan”), as to which Mr. Thorpe serves as co-trustee and over which he exercises voting power in such capacity.  Shares beneficially owned exclude 7,500 shares that may be acquired upon exercise of options granted on January 20, 2005, one-third of which will vest on the anniversary of the date of grant in 2006, 2007 and 2008.

4                Includes approximately 746,270 vested options of directors and named executive officer.  Excludes 6,200 shares held by or on behalf of family members to which beneficial ownership is disclaimed.

Section 16(a) of The Securities Exchange Act of 1934
Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 (“Section 16(a)”) and related regulations require executive officers, directors and persons who own more than 10% of FPIC’s common stock to:

▪	File reports of their ownership and changes in ownership of common stock with the SEC and Nasdaq; and
▪	Furnish FPIC with copies of the reports.

    Based solely on written representations from reporting persons and on our review of the Section 16(a) reports provided by those individuals, we believe that all filing requirements have been timely met during 2004.

MEETINGS OF THE BOARD OF DIRECTORS
AND ITS COMMITTEES

    The board of directors held seven meetings during 2004 and committees of the board of directors held a total of 22 meetings.  Overall aggregate attendance at such meetings was more than 95%.  Each director attended more than 75% of the aggregate of all meetings of the board of directors and the committees on which he or she served during 2004.

    The board of directors’ current policy encourages all directors of FPIC to attend its annual meeting of shareholders, which is typically held during the month of June.  Eight directors attended the 2004 annual meeting.

The Audit Committee

    The board of directors has an audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.  Current members of the audit committee of the board of directors are Messrs. Anderson (chairman) and Rich, Ms. Ruffier and Drs. Baratta and McCoy.  Dr. Shapiro also served on the audit committee until June 2004.  The audit committee is composed entirely of nonemployee directors, all of whom are considered independent under Nasdaq rules.  This committee recommends selection of FPIC’s independent registered certified public accounting firm (“Independent Accounting Firm”) to audit FPIC’s consolidated financial statements and to perform professional services related to the audit.  The committee reviews the scope and results of such audit, including audit procedures and findings with respect to the systems of internal controls and accounting policies and procedures.  The audit committee or its designee pre-approves services to be performed by its Independent Accounting Firm to ensure such services do not impair the Independent Accounting Firm’s independence.  The audit committee met 11 times during 2004.

    For more details regarding the role, responsibilities and limitations of the audit committee, please refer to the audit committee report below and the audit committee charter, which is attached to this proxy statement as Exhibit A.

    The board of directors has determined that John Anderson, who has served on the audit committee since 2001 and as its chairman since 2003, is also the audit committee financial expert and is independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers.  The board of directors based its determination on the fact that Mr. Anderson has extensive experience in evaluating financial statements and actively supervising financial managers responsible for preparing financial statements in accordance with generally accepted accounting principles in his capacity as the former chief financial officer of American Heritage, as well as his status as a former certified public accountant.

    Notwithstanding anything to the contrary set forth in any of FPIC’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended,

that incorporated future filings, including this proxy statement, in whole or in part, the following report of the audit committee shall not be incorporated by reference into any such filings.

Report of the Audit Committee

    FPIC Insurance Group, Inc.’s (“FPIC’s”) audit committee presents this report on the responsibilities of the audit committee, the board of directors, FPIC’s management and its independent registered certified public accounting firm (“Independent Accounting Firm”) with respect to systems of internal control and the preparation and reporting of unaudited and audited financial information with respect to FPIC.

    The audit committee is composed of five directors, each of whom is considered independent, based on the business judgment of FPIC’s board of directors, as defined by Rule 4200 of the National Association of Securities Dealers’ (“NASD”) listing standards.  Pursuant to the 1999 recommendations of the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees and the rules of the United States Securities and Exchange Commission (“SEC”) and the NASD, the audit committee recommended to the board of directors a written charter, which was first approved by the board of directors in March 2000.  The charter was further revised in December 2003.

    The audit committee assists the board of directors in its oversight of FPIC’s systems of internal controls, FPIC’s preparation and reporting of its consolidated financial statements and related information, the conduct of annual audits of FPIC and the relationship between FPIC and its Independent Accounting Firm, including pre-approval of audit and nonaudit services performed by the Independent Accounting Firm.  The audit committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Independent Accounting Firm.  The effectiveness of the audit committee is evaluated by the board of directors as required by the Sarbanes-Oxley Act of 2002 and the National Association of Securities Dealers Automated Quotation, Inc. (Nasdaq).  The board of directors, after review and consideration, acknowledged the effectiveness of the audit committee during 2004.

    As set forth in the audit committee’s charter, management is responsible for the preparation, presentation and integrity of FPIC’s financial statements.  Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.

    The Independent Accounting Firm is responsible for planning and carrying out proper annual audits and quarterly reviews of FPIC’s financial statements.  The Independent Accounting Firm expresses opinions as to (i) the conformity of the annual financial statements with accounting principles generally accepted in the United States of America; (ii) management’s assessment as to the effectiveness of internal control over financial reporting based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO); and (iii) the operating effectiveness of FPIC’s internal control over financial reporting.

    During 2004, in connection with its function to oversee FPIC’s financial reporting process, the audit committee reviewed and discussed with management and with representatives of PricewaterhouseCoopers LLP, FPIC’s Independent Accounting Firm, FPIC’s unaudited quarterly reporting on Form 10-Q, quarterly earnings announcements in advance of issuance, audited financial statements for the year ended December 31, 2004 and audited annual reporting on Form 10-K, before the filing of such disclosure documents with the SEC.  The audit committee has also discussed with the Independent Accounting Firm the matters required to be discussed by the Auditing Standards Board (“ASB”) Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by ASB’s  Statement of Auditing Standards No. 90, Audit Committee Communications. The audit committee has also received the written disclosures and the letter from the Independent Accounting Firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, including disclosures with respect to other nonaudit services provided by the Independent Accounting Firm.  The audit committee has considered whether the provision of all nonaudit services by the Independent Accounting Firm is compatible with maintaining the Independent Accounting Firm’s independence and has discussed such independence with FPIC’s Independent Accounting Firm.

    Members of the audit committee are not employees of FPIC and, as such, it is not the duty or responsibility of the audit committee or its members to conduct auditing or accounting reviews or procedures.  In performing their oversight responsibility, members of the audit committee rely on information, opinions, reports and statements, including financial statements and other financial data, prepared or presented by officers or employees of FPIC, legal counsel, the Independent Accounting Firm or other persons with professional or expert competence.  Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, policies or appropriate internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.  Furthermore, the audit committee’s considerations and discussions referred to above do not ensure that the audit of FPIC’s financial statements by its Independent Accounting Firm has been carried out in accordance with standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that FPIC’s Independent Accounting Firm is in fact “independent.”

    During 2004, the audit committee held 11 meetings, with members of FPIC’s senior management participating in nine of its meetings and with FPIC’s Independent Accounting Firm participating in seven of its meetings.  The audit committee’s agenda includes, when appropriate, separate private sessions with FPIC’s Independent Accounting Firm, independent actuary and internal auditor, at which time candid discussions regarding financial management, accounting and internal control issues take place with the Independent Accounting Firm and internal auditor and discussions regarding actuarial assumptions and related issues take place with the independent actuary.  During 2004 and through March 31, 2005, FPIC’s Independent Accounting Firm met in private sessions with the audit committee seven times; FPIC’s independent actuary met in a private session with the audit committee once; and FPIC’s internal auditor met in a private session with the audit committee once.  The audit committee’s chairman, together with members of senior management of FPIC, establishes the audit committee’s agenda.

    The audit committee recommended to the board of directors the engagement of PricewaterhouseCoopers LLP as FPIC’s Independent Accounting Firm for the year ended December 31, 2004 and reviewed with FPIC’s  senior management and the Independent Accounting Firm the overall audit scope and plans, the results of external audit examinations, evaluations by the Independent Accounting Firm of FPIC’s internal controls performed as part of their audit and the quality of FPIC’s financial reporting.

    In reliance upon the reports, reviews and discussions described in this report and subject to the limitations on the role and responsibilities of the audit committee, certain of which are referred to above and are more fully described in the audit committee’s written charter, the audit committee further recommended to the board of directors and the board of directors approved, inclusion of the audited financial statements in FPIC’s annual report on Form 10-K for the year ended December 31, 2004, filed with the SEC.

Audit Committee Report

Submitted by:

John K. Anderson, Jr., Chairman

Robert O. Baratta, M.D.

Terence P. McCoy, M.D.

John G. Rich

Joan D. Ruffier

The Board Governance Committee

    Current members of the board governance committee of the board of directors are Drs. Baratta (chairman), Bagby and Shapiro and Messrs. Byers and Kirschner.  Drs. Baratta, Bagby and Shapiro are considered independent under Nasdaq rules.  The board governance committee’s responsibilities include recommendation to the board of directors of remuneration for members of the board of directors, oversight of the Director Stock Option Plan (the “Director Plan”) and development and implementation of a method of evaluating the effectiveness of FPIC’s board of directors, its chairman and committees and FPIC’s chief executive officer.  The board governance committee reviews and reassesses periodically FPIC’s corporate governance guidelines and evaluates possible conflicts of interest of directors and officers.  The board governance committee met four times during 2004.

The Nomination Review Committee and Nominating Committee

    The members of the board governance committee of the board of directors who are independent under Nasdaq rules act as the nomination review committee.  Current members of the nomination review committee are Drs. Baratta, Bagby and Shapiro.  The nomination review committee, together with the other members of the board governance committee, considers the qualifications for re-nomination of existing directors whose terms are expiring, as well as other nominees, and interviews each such director and nominee.  The nomination review committee then reaches its conclusions regarding nominees for re-election and reports such conclusions to the full board of directors.  The nomination review committee also considers qualifications for individuals proposed for nomination by existing directors and, if warranted, investigates and interviews such candidates.  The nomination review committee reports its conclusions with respect to director-nominated candidates to the full board of directors.

    The full board of directors does not take any action other than consideration and discussion of the candidates presented to it by the nomination review committee and of any other candidates proposed by a member of the board of directors.  Following consideration and discussion by the full board of directors of the candidates covered by the reports of the nomination review committee or otherwise proposed by a director, the members of the board of directors who are independent under Nasdaq rules act as the nominating committee.  Current members of the nominating committee are Drs. Bagby, Baratta, McCoy, Selander, Shapiro and White, Messrs. Anderson and Rich and Ms. Ruffier.  The members of the nominating committee may choose for nomination as director any individual in their sole discretion, whether or not such individual has been considered by the nomination review committee or by the full board of directors.

    In evaluating director nominees, members consider, among other things, the needs of the board of directors and its committees and the qualifications of sitting directors. While the board of directors has no specific, minimum qualifications for directors or director nominees, in general terms, the board of directors looks at, among other things, such criteria as (i)  the highest personal and professional integrity; (ii) achievements and skills; (iii) personal attributes that include leadership abilities, strength of character, an ethical nature, practical wisdom, mature judgment, an inquiring and independent mind, interpersonal skills, including the ability to work together with other members to make a contribution to the work of the board of directors and its committees and the ability and willingness to commit the necessary time required for board of directors’ membership; and (iv) experience attributes that include education, expertise, industry knowledge, business knowledge, financial acumen, special expertise and diversity of viewpoints.  The board of directors believes that members should represent a balance of diverse backgrounds and skills relevant to FPIC’s needs that together ensure a strong board of directors.  The evaluation process for shareholder-recommended nominees is consistent with these general terms.

    The nomination review committee will consider director nominees recommended by shareholders that meet the submission requirements set forth in FPIC’s bylaws.  The submission requirements are described in “Shareholder Proposals, Nominations and Communication with Directors” found elsewhere in this proxy statement.

    The nomination review committee and the nominating committee have a written charter, which is available on FPIC’s website at www.fpic.com.

The Budget and Compensation Committee

    Current members of the budget and compensation committee of the board of directors are Drs. Selander (chairman), Bagby, McCoy and Shapiro, Mr. Anderson and Ms. Ruffier.  The budget and compensation committee is composed entirely of nonemployee directors.  The budget and compensation committee establishes budgetary guidelines and processes for FPIC, the board of directors and the board of directors’ committees and oversees the budgeting function.  The budget and compensation committee also establishes remuneration for officers.  For more detailed information regarding the budget and compensation committee’s administration of FPIC’s executive compensation program, see the Report of the Compensation Committee found elsewhere in this proxy statement.  The budget and compensation committee met three times during 2004.

The Bylaws Committee

    Current members of the bylaws committee of the board of directors are Messrs. Kirschner (chairman) and Harden.  This committee interprets FPIC’s bylaws if questions arise and reviews the bylaws from time to time to determine if changes are appropriate for legal or operational purposes.  The bylaws committee did not meet during 2004.

The Executive Committee

    Current members of the executive committee of the board of directors are Drs. Baratta (chairman), Selander, Shapiro and White and Messrs. Byers and Harden.  This committee may exercise the powers of the board of directors, subject to the limitations of Florida law, whenever the chairman of the board of directors determines that it is not practical for the full board of directors to meet and action is required to be taken on matters that the chairman determines to be of an urgent nature.  The executive committee met once during 2004.

The Investment Committee

    Current members of the investment committee of the board of directors are Drs. White (chairman) and McCoy and Messrs. Harden, Kirschner and Rich.  This committee oversees FPIC’s investment policy with respect to portfolio investments and recommends such investment policy and portfolio investments to the board of directors for its approval.  The investment committee met three times during 2004.

The Strategic Planning Committee

Current members of the strategic planning committee of the board of directors are Ms. Ruffier (chairman) and Messrs. Harden and Kirschner.  The strategic planning committee was formed in March 2004 as an ad hoc committee of the board of directors.  In January 2005, the board of directors approved the ad hoc strategic planning committee as a standing committee of the board of directors.  The strategic planning committee was chartered by the board of directors with responsibility for (i) providing broad strategic direction; (ii) considering strategic implications; (iii) providing oversight of strategic activities; and (iv) considering alignment of corporate activities with long-term strategic goals and direction.  The strategic planning committee met twice in 2004 and once in 2005, as an ad hoc committee of the board of directors.

DIRECTORS’ COMPENSATION

    During 2004 and through March 31, 2005, nonemployee members of the board of directors received compensation as follows:

Cash Compensation

Annual Board Fees.  An annual fee of $25,000 was paid to each member of the board of directors who was not an employee of FPIC, subject to reduction as determined by the board of directors in the event a director was absent from more than 25% of the board of directors meetings during any calendar year.  The chairman of the board of directors received an additional annual board fee of $25,000 and the vice chairman of the board of directors received an additional board fee of $6,000.

Annual Committee Fees.  Annual fees to the nonemployee members of the committees of the board of directors were paid as follows:

	Member	Chairman
Audit Committee	$4,000	$6,000
Budget and Compensation Committee	$3,000	$4,500
Board Governance Committee	$3,000	$4,500
Executive Committee	—	—
All Other Committees	$2,000	$3,000

Per Meeting Fees.  A fee of $1,000 was paid to each nonemployee committee member for each committee meeting attended, excluding meetings of the executive committee.

Equity Compensation

    Each nonemployee member of the board of directors received annual equity-based compensation awarded as of the date of the 2004 annual shareholders meeting, pursuant to FPIC’s Director Plan, in the form of nonqualified options to purchase 5,000 shares of common stock.  Such options had an exercise price equal to the fair market value of FPIC’s common stock on the date of grant and pro rata vesting over a three-year period.

    The board of directors further authorized, under the Director Plan, each new nonemployee member of the board of directors to receive, upon initial election to the board of directors, an initial grant of nonqualified options to purchase 5,000 shares of FPIC’s common stock.  Such options to be granted on the date the person first becomes a director of FPIC were authorized to have an exercise price equal to the fair market value of FPIC’s common stock on the date of grant and pro rata vesting over a three-year period.  The Director Plan gives the board of directors the ability to make additional grants to directors from time to time at its discretion.

    In January 2004, the board of directors also authorized, subject to shareholder approval at the 2004 annual meeting of shareholders, nonemployee members of the board of directors of First Professionals who are not also members of the board of directors of FPIC to receive annual equity-based compensation to be awarded as of the date of the annual shareholders meeting, pursuant to FPIC’s Director Plan.  Such compensation consists of an annual award of nonqualified options to purchase 5,000 shares of FPIC common stock.  Such options had an exercise price equal to the fair market value of FPIC’s common stock on the date of grant and pro rata vesting over a three-year period.

    On April 1, 2005, the board of directors authorized cash and equity-based compensation for nonemployee members of the board of directors and for certain members of the board of directors of First Professionals as follows:

Cash Compensation Effective as of April 1, 2005

Annual Board Fees.  An annual fee of $35,000 will be paid to each member of the board of directors who is not an employee of FPIC, subject to reduction as determined by the board of directors in the event a director is absent from more than 25% of the board of directors meetings during any calendar year.  The chairman of the board of directors will receive an additional annual board fee of $25,000 and the vice chairman of the board of directors will receive an additional annual board fee of $6,000.

Annual Committee Fees.  Annual fees to the nonemployee members of the committees of the board of directors will be paid as follows:

	Member	Chairman
Audit Committee	$7,500	$15,000
Budget and Compensation Committee	$3,000	$4,500
Board Governance Committee	$3,000	$4,500
Executive Committee	—	—
All Other Committees	$2,000	$3,000

Per Meeting Fees.  A fee of $1,000 will be paid to each nonemployee committee member for each committee meeting attended, excluding meetings of the executive committee.

Equity Compensation Subsequent to April 1, 2005

    The board of directors authorized each nonemployee member of the board of directors to receive annual equity-based compensation to be awarded as of the date of the annual shareholders meeting, pursuant to FPIC’s Director Plan, in the form of 1,000 shares of full value restricted common stock, which will fully vest on the first anniversary of the date of grant.

    The board of directors further authorized each new nonemployee member of the board of directors to receive, upon initial election to the board of directors, an initial award of 1,000 shares of full value restricted common stock, which will fully vest on the first anniversary of the date of grant, awarded pursuant to the Director Plan.

    The board of directors also authorized nonemployee members of the board of directors of First Professionals who are not also members of the board of directors of FPIC to receive annual equity-based compensation to be awarded as of the date of the annual shareholders meeting, pursuant to FPIC’s Director Plan, in the form of 1,000 shares of full value restricted common stock, which will fully vest on the first anniversary of the date of grant.

    Members of the board of directors who receive a restricted common stock award will be permitted to redeem an adequate number of shares from such award upon vesting to satisfy any tax withholding liability.

    Equity compensation authorized by the board of directors in the form of restricted common stock awards is subject to shareholder approval of a proposal to amend the Director Plan to allow for restricted common stock as a form of equity-based compensation under the Director Plan.  See Proposal 2 found elsewhere in this proxy statement for proposed amendments to the Director Plan.

    In the event the proposal to amend the Director Plan to include restricted common stock as a form of equity-based compensation is not approved by FPIC shareholders at the 2005 annual meeting of shareholders, the board of directors further authorized, in the alternative, equity-based compensation in the form of common stock options to be awarded to each nonemployee member of the board of directors and to certain members of the First Professionals’ board of directors, as more fully described above, pursuant to the Director Plan.  In such case, each nonemployee member of the board of directors (and eligible members of the First Professionals’ board of directors) would be awarded a number of common stock options equal in value to the value of the restricted common stock award that would otherwise have been awarded.  Such options would have an exercise price equal to the fair market value of FPIC’s common stock on the date of grant and would vest on the first anniversary of the date of grant.  Options would not be exercisable until vested.  The Director Plan gives the board of directors the ability to make additional awards to members of the board of directors from time to time at its discretion.

Payment or Reimbursement for Reasonable Expenses

    Reasonable expenses incurred by a director for attendance at meetings of the board of directors and its committees are paid or reimbursed by FPIC.

Deferred Compensation Plan

    FPIC also offers directors a nonqualified deferred compensation plan, under which directors may defer all or a portion of their fees earned as directors.  Deferred fees will be paid, as adjusted for investment gains or losses, at such time in the future as specified by the participating director.

Additional Compensation

    Mr. Rich entered into an agreement dated November 11, 2003, with Stilwell Value, remunerating Mr. Rich for serving on FPIC’s board of directors at its request.  Under such agreement, so long as Stilwell Value holds more than a 1% beneficial interest in FPIC and Mr. Rich sits on FPIC’s board of directors and its audit committee, Stilwell Value will pay Mr. Rich annual cash compensation in an amount equal to $100,000, less the amount of any cash compensation paid by FPIC to Mr. Rich for his services as a director.  Amounts owed to Mr. Rich by Stilwell Value will be paid quarterly on a pro rata basis.  Under the agreement, Stilwell Value will also reimburse Mr. Rich’s actual out-of-pocket expenses incurred in connection with his FPIC board of directors and audit committee service, not otherwise paid or reimbursed by FPIC.

CODE OF ETHICS

            FPIC has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions for FPIC.  The code of ethics is available on FPIC’s website at www.fpic.com.

EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation paid by FPIC to its principal executive officer and only other executive officer, as defined by Rule 3b-7 of the Securities Exchange Act (the “named executive officers”), for all services in all capacities during the years indicated.

Summary Compensation Table
		Annual Compensation ($)			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary [1]	Bonus	Other Annual Compensation	Restricted Stock Award(s) ($)	Securities Underlying Options (#)	All Other Compensation ($)
John R. Byers	2004	500,000	333,000	—	—	—	31,324[2]
President and	2003	473,200	266,468	—	—	40,000	29,804[3]
Chief Executive Officer	2002	455,500	169,309	—	—	40,000	26,107[4]

Kim D. Thorpe	2004	333,751	185,231	—	—	—	30,019[5]
Executive Vice President	2003	312,920	146,681	—	—	20,000	28,102[6]
and Chief Financial Officer	2002	310,500	96,177	—	—	20,000	25,168[7]

1           Includes compensation amounts earned during the year but deferred by the employee under FPIC’s 401(k) Plan and benefits set aside pursuant to FPIC’s Deferred Plan.

2           Includes FPIC’s contributions of $20,500 to the 401(k) Plan, FPIC’s matching contributions of $5,125 to the 401(k) Plan and $5,699 for the cost of an excess disability insurance plan.

3           Includes FPIC’s contributions of $20,000 to the 401(k) Plan, FPIC’s matching contributions of $4,105 to the 401(k) Plan and $5,699 for the cost of an excess disability insurance policy.

4           Includes FPIC’s contributions of $17,000 to the 401(k) Plan, FPIC’s matching contributions of $3,408 to the 401(k) Plan and $5,699 for the cost of an excess disability insurance policy.

5           Includes FPIC’s contributions of $20,500 to the 401(k) Plan, FPIC’s matching contributions of $5,125 to the 401(k) Plan and $4,394 for the cost of an excess disability insurance policy.

6           Includes FPIC’s contributions of $20,000 to the 401(k) Plan, FPIC’s matching contributions of $3,708 to the 401(k) Plan and $4,394 for the cost of an excess disability insurance policy.

7           Includes FPIC’s contributions of $17,000 to the 401(k) Plan, FPIC’s matching contributions of $3,774 to the 401(k) Plan and $4,394 for the cost of an excess disability insurance policy.

Option Grants

    No common stock options were granted to FPIC’s named executive officers during 2004 pursuant to FPIC’s Omnibus Incentive Plan (the “Omnibus Plan”).

Option Exercises

    The following table contains information regarding exercises of FPIC stock options during 2004 by FPIC’s named executive officers and unexercised options held by them as of December 31, 2004.

Option Exercises in 2004 and 2004 Year-End Option Values

			Number of Securities Underlying Unexercised Options at 12/31/04		Value of Unexercised In-The-Money Options at 12/31/04[1]
Name	Shares Acquired Upon Exercise	($) Value Realized	Exercisable	Unexercisable	($) Exercisable	($) Unexercisable
John R. Byers	—	—	327,001	39,999	6,090,780	709,849
Kim D. Thorpe	—	—	135,600	20,000	3,157,064	354,939

1           Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.  The Value of Unexercised In-The-Money Options represents the difference between the exercise price of unexercised options and the closing market price of $35.38 of FPIC’s common stock on December 31, 2004.  The actual value of unexercised options fluctuates with market activity.

Retirement Plans

    The following table sets forth the maximum annual benefits payable in the form of a straight life annuity under FPIC’s qualified Defined Benefit Plan and, to eligible officers, FPIC’s Excess Benefit Plan, to an officer or employee retiring at age 65 with the specified combination of final average compensation (the average of the five consecutive years of compensation that give the highest average out of the 10 latest years) and years of credited service.  The benefit accrual rate is higher for compensation in excess of the Social Security Administration’s (“Social Security’s”) wage base.  For 2005, the Social Security wage base is $90,000.  The amounts shown in the pension plan table attributable to the qualified Defined Benefit Plan and the Excess Benefit Plan, if applicable, were calculated using Social Security covered compensation levels based upon the average age of the two named executive officers and have been calculated without reflection of the current limit of $210,000 on includible compensation.  Mr. Byers is covered by the qualified Defined Benefit Plan but not the Excess Benefit Plan.  Mr. Thorpe is covered by the qualified Defined Benefit Plan and the Excess Benefit Plan.  As of December 31, 2004, the credited years of service under the qualified Defined Benefit Plan of the following officers were as follows:  Mr. Byers – six years; Mr. Thorpe – five years. Generally, compensation for purposes of the qualified Defined Benefit Plan and the Excess Benefit Plan includes salary and annual bonus, as reported in the summary compensation table, including compensation that is contributed by FPIC pursuant to a salary reduction agreement and that is not currently includible in the individual’s gross income by reason of the application of certain provisions of the Internal Revenue Code (the “Code”).

    The amounts listed in the pension plan table are not subject to any deduction for Social Security or any other offset amounts.

Pension Plan Table

Average	Years of Service
Compensation	5	10	15
$200,000	$11,465	$22,930	$34,395
300,000	18,465	36,930	55,395
400,000	25,465	50,930	76,395
500,000	32,465	64,930	97,395
600,000	39,465	78,930	118,395
700,000	46,465	92,930	139,395
800,000	53,465	106,930	160,395
900,000	60,465	120,930	181,395

    The qualified Defined Benefit Plan is a funded, tax‑qualified, noncontributory plan that covers substantially all of FPIC’s employees, including executive officers.  For the current year ending December 31, 2005, federal law limits the annual retirement benefit payable under the qualified Defined Benefit Plan to $170,000 and maximum covered compensation limited to $210,000.  The total number of years of service that may be taken into consideration under the qualified Defined Benefit Plan is limited to 15 years.  Optional forms of payment available under the qualified Defined Benefit Plan for a benefit commencement date before age 65 may result in substantially reduced payments to any employee electing such an option.

    The Excess Benefit Plan provides a means of equalizing the benefits of those employees participating in the qualified Defined Benefit Plan, other than those individuals covered under the Supplemental Executive Retirement Plan (“SERP”), whose funded benefits under the qualified Defined Benefit Plan are or will be limited by the application of the Employee Retirement Income Security Act of 1974, the Code, or any applicable law or regulation.  The Excess Benefit Plan is a nonqualified plan and benefits payable under the Excess Benefit Plan are not funded and are payable out of FPIC’s general funds.

    The SERP is an unfunded nonqualified plan.  The SERP provides Mr. Byers, who has been selected as a participant by the compensation committee, with income at retirement.  A participant in the SERP is eligible to retire and receive a retirement benefit beginning on the earlier of such participant’s (i) early retirement date, (ii) disability retirement date or (iii) normal retirement date.  The retirement benefit at the normal retirement date equals 60% of pre-retirement compensation (averaged over the highest three consecutive years of service), less qualified Defined Benefit Plan and all predecessor plans’ benefits and Social Security benefits, multiplied by the percentage of benefits vested.  Compensation for purposes of the SERP includes the salary of a participant as reported in the summary compensation table, but does not include bonuses.  The early retirement benefit equals the retirement benefit at the normal retirement date, reduced by an early retirement factor for each month a participant’s early retirement date occurs before the participant’s normal retirement date.  A participant terminating employment due to a permanent and total disability will be eligible for a disability retirement benefit equal to 60% of pre-retirement compensation, less qualified Defined Benefit Plan and all predecessor plans’ benefits and Social Security benefits. In the event of the participant’s death before retirement, the participant’s surviving spouse will be eligible to receive a death benefit equal to 50% of the retirement benefit the participant would otherwise have been eligible to receive.  Benefits attributable to the SERP are subject to reduction for Social Security benefits received by participants.

    The estimated annual SERP retirement benefits for Mr. Byers were calculated using 2004 base salary; Social Security benefits were based on the maximum benefits payable for an individual retiring at age 65 in 2004; and qualified Defined Benefit Plan benefits were based on 2004 base salary, including bonuses, assuming 15 years of service.  The estimated annual retirement benefit from the SERP on December 31, 2004 is $64,325 for Mr. Byers.

    FPIC’s qualified 401(k) Plan has two components.  FPIC allows employees to contribute up to 100% of their compensation earned, subject to statutory limitations ($14,000 for 2005), during the plan year, of which up to 2.5% is matched 100% by FPIC.  In 2005, employees age 50 and older are permitted to make an additional contribution of up to $4,000.  In addition, FPIC may make a discretionary contribution of up to 10% of each participant’s compensation for the plan year. FPIC made discretionary contributions of 10% in each of 2002, 2003 and 2004, subject to statutory limitations.

    FPIC’s Deferred Plan is offered to key employees selected by the board of directors who are participants in FPIC’s qualified 401(k) Plan and whose contributions are limited by the Code.  Mr. Byers and Mr. Thorpe are eligible to participate in this plan.  Key employee participants may defer into the plan all or a portion of their compensation. In addition, FPIC, at the discretion of the board of directors, may match the contributions made by key employees and may also make discretionary incentive contributions for key employees. Participants’ account balances generally will be paid, as adjusted for investment gains or losses, following termination of employment.  FPIC did not make any discretionary or matching contributions during 2004.

Certain Compensation Arrangements

Employment Agreements

    FPIC has entered into employment agreements with Messrs. Byers and Thorpe.  The employment agreements provide for a minimum annual salary and the opportunity for annual salary increases, incentive compensation and other compensation and perquisites as approved by the board of directors.

    Mr. Byers’ employment agreement is for a term of three years and Mr. Thorpe’s employment agreement is for a term of two years.  Both employment agreements may be extended for an additional year by the board of directors before the end of each year.  The terms of the officers’ employment under their respective employment agreements have been so extended each year and currently continue through December 31, 2007, in the case of Mr. Byers and December 31, 2006, in the case of Mr. Thorpe.  If the board of directors does not extend the employment agreement by the end of any year, the officer may terminate his employment by providing at least 90 days’ written notice of such termination.  Upon such termination, the officer would continue to receive his annual salary and benefits for the remaining term of the employment agreement or until commencing work for a competing company.  Under the employment agreements, Mr. Byers’ minimum annual salary for 2005 is $550,000 and Mr.

Thorpe’s minimum annual salary for 2005 is $350,000.  The officer may also terminate his employment in the event of a constructive discharge and continue to receive annual salary and benefits for the remaining term of the employment agreement.  In the case of Mr. Byers, in the event that payments or benefits under his employment agreement are subject to the excise tax imposed by Code Section 4999 or any interest, penalty or addition to tax with respect to such excise tax, the employment agreement provides for cash gross up payments intended to put Mr. Byers in the same position as though no excise tax, penalty or interest had been imposed upon or incurred as a result of any payment or benefits.

Severance Agreements

    FPIC has entered into severance agreements with Messrs. Byers and Thorpe.  The severance agreements, which apply in the case of a change of control of FPIC, provide that if at any time during the coverage period as defined under the severance agreements, employment is terminated by FPIC for any reason other than cause, death or disability, or by the individual in the event of a constructive discharge, FPIC will pay severance in a lump sum cash amount equal to three times the sum of the individual’s (i) annual salary and (ii) the greater of the target bonus opportunity for the current calendar year or the average of the annual bonuses for the three prior calendar years.  In the event that payments or benefits under the severance agreements are subject to the excise tax imposed by Code Section 4999 or any interest, penalty or addition to tax with respect to such excise tax, the severance agreements provide for cash gross up payments intended to put Messrs. Byers and Thorpe in the same position as though no excise tax, penalty or interest had been imposed upon or incurred as a result of any payment or benefits.

    If Messrs. Byers and Thorpe are entitled to receive benefits under both their employment agreements and their severance agreements, then each will be permitted to select and receive benefits under either his employment agreement or his severance agreement, but not benefits from both the employment agreement and the severance agreement.

Compensation Committee
Interlocks and
Insider Participation

    During 2004, no executive officer of FPIC served as a director of, or as a member of the compensation or equivalent committee of, any other entity, one of whose executive officers served on FPIC’s board of directors’ compensation committee or otherwise as a member of the board of directors.

    Notwithstanding anything to the contrary set forth in any of FPIC’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporated future filings, including this proxy statement, in whole or in part, the following committee report on compensation shall not be incorporated by reference into any such filings.

Report of the Compensation Committee

    The budget and compensation committee serving as the compensation committee of the board of directors presents this report on the responsibilities of FPIC Insurance Group, Inc.’s (“FPIC’s”) board of directors as to the compensation of FPIC’s employees, its chief executive officer and other named executive officers.  The budget and compensation committee is composed of six outside directors and operates pursuant to a written charter.  Independent consultants are retained by the budget and compensation committee from time to time to assist in assessment of compensation programs and to confer with the board governance committee regarding chief executive officer evaluation, remuneration and goals.

    Goal of the Compensation Committee.  The goal of the committee is to establish remuneration in an appropriate, fair manner with compensation that is linked to FPIC’s strategic business objectives and, further, is justifiable, comparable and provides incentives for retention and longevity.

    Philosophy of the Compensation Committee.  The committee’s philosophy on the incentive components of compensation includes the establishment of performance goals.  Such variable compensation provides for award opportunities based on individual performance, corporate performance and on the individual’s ability to affect FPIC’s annual results and market competitiveness.  Such variable compensation is further designed to attract and retain high-performing executives focused on increasing shareholder value and FPIC’s performance.

    Structure of the Compensation Program.  FPIC’s executive compensation program is structured to include base salary, annual bonus, long-term compensation and retirement and disability benefits.  Each component is designed in relation to the other components to offer management competitive remuneration and incentives to enhance shareholder value.  During 2004, executive officers were also eligible for other employee benefits as set forth in the summary compensation table found elsewhere in this proxy statement.

    Base Salary. Base salary for executives was established at a level that the compensation committee believes is both appropriate and consistent within the industry and relative to peer companies.  For 2004, the base salaries of continuing executive officers named in the summary compensation table ranged from 62% to 64% of their total annual cash compensation (base salary plus bonus).  There are many criteria used in determining the appropriate executive salary level, including, but not limited to, contribution to performance, scope of responsibility, productivity, expense and risk control, management development and strategic planning.

    Bonus Program.  FPIC’s bonus program provides for the establishment of a bonus pool as a direct incentive to improve the financial results of FPIC.  This bonus program is assessed through a formal evaluation of overall FPIC performance and special circumstances that includes financial targets (i.e., targets in revenues and earnings) and strategic targets, as well as subjective evaluation of each employee (excluding the president and chief executive officer and the executive vice president and chief financial officer, whose bonuses are based solely on the attainment or degree of attainment of financial and strategic targets) in the areas of, among others, quality of work, reliability, initiative and creativity.  The targeted formula bonus for all employees was determined as a percentage of base salary, ranging from 6% to 45% for 2004

(6% to 50% beginning in 2005).  For the president and chief executive officer, the targeted bonus award, as a percentage of base salary, was 45% for 2004 (50% beginning in 2005).  During 2004, FPIC’s strong financial performance and measurable progress against various strategic targets resulted in actual bonus percentages for the year ranging from approximately 6% to 67% of base salary.

    Long-Term Incentive Compensation.  Long-term incentive compensation for executives is designed to motivate and reward the creation of long-term shareholder value by linking executive compensation with gains realized by shareholders. Through FPIC’s Omnibus Incentive Plan, FPIC from time to time grants stock options and restricted stock to FPIC’s executives and other employees.  FPIC also offers an employee stock purchase plan and an election under its Defined Contribution Plan for FPIC’s executives and other employees to purchase FPIC’s common stock.

    Retirement and Disability Benefits.  FPIC’s overall compensation package for its executive officers also includes various employee benefits, including retirement and disability benefits.  Generally, the benefits offered to such persons serve a different purpose than do the other components of compensation.  In general, these benefits provide protection against financial loss that can result from illness, disability or death.  Benefits offered to executive officers are similar to those that are offered to FPIC’s other employees, with some variation primarily to promote tax efficiency and replace benefit opportunities lost due to regulatory limits.

    Each year the compensation committee reviews executive compensation programs to ensure that they are aligned with FPIC’s long-term and short-term performance goals and objectives.  The compensation committee will also consider, as part of this review, any changes in laws and regulations governing compensation programs and will often seek advice from counsel and other independent third parties.

    Deductibility of Executive Compensation.  Internal Revenue Code (the “Code”) Section 162(m) limits FPIC’s ability to deduct, for federal income tax purposes, certain compensation in excess of $1 million per year paid to individual officers named in the summary compensation table unless such compensation is “performance-based.”  The amount of compensation paid to each of the named executive officers during fiscal year 2004 was less than $1 million.  It is possible for FPIC to compensate or make awards that may either qualify or not qualify as performance-based compensation deductible under Code Section 162(m).  The compensation committee, in structuring compensation programs for its top executive officers, intends to give strong consideration to the deductibility of awards.

    The board of directors believes FPIC has implemented an executive compensation policy that serves to retain, motivate and reward management while aligning management’s interests closely with those of FPIC and its shareholders.   The board of directors has neither modified nor rejected, in any material way, any action or recommendations of the committee.  FPIC’s compensation policies reflect the advice of an independent executive compensation consultant who is retained from time to time to review FPIC’s compensation practices.

Budget and Compensation Committee

Report Submitted by:

Guy T. Selander, M.D., Chairman

John K. Anderson, Jr.

Richard J. Bagby, M.D.

Terence P. McCoy, M.D.

Joan D. Ruffier

David M. Shapiro, M.D.

PERFORMANCE GRAPH

    The following performance graph compares the cumulative total return for FPIC’s common stock, the Russell 2000 index and two custom peer groups for the five-year period ended December 31, 2004.

    The FPIC 2003 custom peer group, which is indicated on the performance graph by a single asterisk (“*”), represents a peer group that comprises performance data for ProAssurance Corporation (since June 28, 2001, as a result of the merger of Medical Assurance, Inc. and Professionals Group, Inc., on June 27, 2001); MIIX Group, Inc. (until November 24, 2004, when it ceased to underwrite business); SCPIE Holdings, Inc.; American Physicians Capital, Inc. (since December 8, 2000, as a result of its initial public offering of stock); and NCRIC Group, Inc.

    The FPIC 2004 custom peer group, which is indicated on the performance graph by a double asterisk (“**”), represents a peer group that comprises performance data for ProAssurance Corporation (since June 28, 2001, as a result of the merger of Medical Assurance, Inc. and Professionals Group, Inc., on June 27, 2001); SCPIE Holdings, Inc.; American Physicians Capital, Inc. (since December 8, 2000, as a result of its initial public offering of stock); and NCRIC Group, Inc.

    The graphs assume an investment on December 31, 1999, of $100 in each of FPIC’s common stock, the stocks comprising the Russell 2000 index and the common stocks of the two custom peer groups of companies.  The graph further assumes that all paid dividends were reinvested.  The Russell 2000 index and the two custom peer groups are weighted by market capitalization.  SNL Financial LC of Charlottesville, Virginia, prepared the calculations for the information below.

    Notwithstanding anything to the contrary set forth in any of FPIC’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporated future filings, including this proxy statement, in whole or in part, the information provided in this section regarding stock performance shall not be incorporated by reference into any such filings.

FPIC Insurance Group, Inc.

Total Return Performance
Index Value
250
200
150
100
50
0
12/31/99
12/31/00
12/31/01
12/31/02
12/31/03
12/31/04
FPIC Insurance Group, Inc.
Russell 2000
FPIC 2003 Peer Group*
FPIC 2004 Peer Group**

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
FPIC Insurance Group, Inc.	100.00	55.06	88.69	41.35	150.35	212.01
Russell 2000	100.00	96.98	99.39	79.03	116.38	137.71
FPIC 2003 Peer Group*	100.00	69.95	90.25	67.89	95.52	121.61
FPIC 2004 Peer Group**	100.00	79.86	98.79	84.18	120.61	154.98

*The FPIC 2003 Peer Group includes ProAssurance Corporation, MIIX Group, Inc.(through 11/24/04), SCPIE Holdings, Inc., American Physicians Capital, Inc. and NCRIC Group, Inc.

**The FPIC 2004 Peer Group includes ProAssurance Corporation, SCPIE Holdings, Inc., American Physicians Capital, Inc. and NCRIC Group, Inc.

CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS

M. C. Harden, III, has served as a director since 2001. Mr. Harden is also chairman of the board, president and chief executive officer and a majority shareholder of Harden & Associates, an insurance broker and risk management and employee benefits consultant located in Jacksonville, Florida. Harden & Associates acts as an agent for First Professionals and for APAC. Commission expense incurred by FPIC and commission income earned by Harden & Associates as a result of such agency relationship were approximately $357,000 for 2004. Harden & Associates also acts as a broker for FPIC in the procurement of various business insurance coverages. Brokerage fees earned by Harden & Associates as a result of its brokerage relationship with FPIC were approximately $113,000 for 2004.

Kenneth M. Kirschner has served as a director since 2002. Mr. Kirschner is a member of Kirschner & Legler, a law firm in Jacksonville, Florida, retained by FPIC beginning April 2001. Legal fees incurred by FPIC and earned by Kirschner & Legler in its representation of FPIC, were approximately $165,000 for 2004.

Mr. Byers has served as a director of FPIC since July 2000 and as president and chief executive officer since September 2000. Mr. Byers also serves on the board of governors of PRI, a New York medical professional liability insurance reciprocal for which FPIC provides management services through its wholly owned subsidiary, Administrators for the Professions, Inc. (“AFP”).

Pursuant to a management agreement dated January 1, 1999, entered into by PRI and AFP and in accordance with New York insurance law, AFP is at all times entitled to nominate one-third of the total members of PRI’s board of governors. Mr. Byers has served on PRI’s board of governors since August 2000. Mr. Byers receives board fees as a result of his serving on PRI’s board on the same basis as other PRI board members. Board fees incurred by PRI and earned by Mr. Byers in serving on PRI’s board, totaled $78,000 in 2004.

All of the physician members of FPIC’s board of directors are also policyholders of First Professionals and as such, may experience claims from time to time in the usual course of business that may require coverage under their policies that First Professionals would provide to any policyholder.

PROPOSAL 2

AMENDMENTS TO THE
DIRECTOR STOCK OPTION PLAN

    The board of directors adopted FPIC’s Director Plan in 1996 to provide FPIC’s nonemployee directors an incentive to contribute materially to expanding and improving FPIC’s profits, to aid in attracting and retaining directors of outstanding ability and to encourage ownership of shares by directors. The Director Plan was last approved by FPIC’s shareholders at the 2004 annual meeting of shareholders.

    The board of directors has approved an amendment and restatement of the Director Plan, subject to shareholder approval, to permit the grant of a wider range of awards than is permitted under the existing Director Plan.

    The number of shares of FPIC’s common stock issuable under the Director Plan is not being increased.

1.	Description of the Proposed Amendments

The amended and restated Director Plan has been approved by the board of directors, subject to approval of FPIC’s shareholders at the 2005 annual meeting of shareholders, to (i) permit the grant of awards of restricted stock, stock appreciation rights ("SARs"), contingent stock, or such other forms as the board of directors, in its discretion, may deem appropriate, (ii) remove a formula grant provision, (iii) remove obsolete provisions and (iv) make other changes described below and certain other nonmaterial changes. Before the amendment and restatement, only stock options could be granted under the Director Plan.

Further descriptions of the changes made by the amended and restated Director Plan are contained in the following summary.

2.	Description of the Amended and Restated Director Plan

The following description of the principal features of the amended and restated Director Plan is qualified in its entirety by reference to the text of the amended and restated Director Plan, a copy of which is attached hereto as Exhibit B. If the amended and restated Director Plan is approved, it will become effective immediately.

Name. Due to the additional forms of equity awards available for issuance under the Director Plan, the name of the Director Plan has been changed to the FPIC Insurance Group, Inc. Amended and Restated Director Stock Plan.

Duration of the Plan. Unless sooner terminated by the board of directors, the Director Plan will remain in effect until all shares of FPIC common stock subject to it have been purchased or acquired according to the Director Plan’s provisions.

Administration. The Director Plan is administered by the board of directors, or such committee as the board of directors shall select consisting solely of two or more members of the board of directors. The board of directors or any such committee, as the case may be, shall be referred to as the “Committee” for purposes of the Director Plan. The Committee will determine, from time to time, the directors to whom awards will be made, the type of awards, the amount, size and terms of each award and the time when awards will be granted to directors. The Committee will make all other determinations necessary or advisable for the administration of the Director Plan, including interpreting the Director Plan and any award agreements under the Director Plan.

Amendment and Termination. The board of directors may amend or terminate the Director Plan, without shareholder approval, at any time in any respect. However, no amendment that requires shareholder approval in order for the Director Plan to continue to comply with the Nasdaq listing standards or any rule promulgated by the SEC or any securities exchange on which the shares of FPIC common stock are listed will be effective unless the amendment is approved by the requisite vote of the shareholders within the time period required under the applicable listing standard or rule. No termination or amendment of the Director Plan may adversely affect in any material way any award previously granted under the Director Plan without the consent of the holder thereof, unless the termination or amendment is required by law and except as otherwise provided in the Director Plan.

Eligibility. Nonemployee members of the board of directors and nonemployee members of the board of directors of First Professionals, who are not also members of the board of directors of FPIC, are eligible to participate in the Director Plan. As of April 29, 2005, approximately 13 individuals were eligible to participate in the Director Plan.

Shares Subject to Director Plan. A total of 915,000 shares have previously been authorized for issuance pursuant to the Director Plan. On April 6, 2005, the record date for FPIC’s 2005 annual meeting of shareholders, the closing market price for FPIC’s common stock was $32.09 per share.

The amended and restated Director Plan provides that any shares subject to an award that for any reason expires or is terminated, unexercised or unvested as to such shares, shall not be treated as having been issued under the Director Plan. Similarly, shares withheld by FPIC upon exercise of an option to satisfy the option price will not be treated as having been issued under the Director Plan. Prior to the amendment and restatement, the Director Plan did not specify that shares withheld by FPIC upon exercise of an option to satisfy the option price would not be treated as having been issued under the Director Plan.

The maximum number and kind of shares that may be granted pursuant to the Director Plan, as well as the number and kind of shares subject to outstanding awards, the option price, grant price or other price of shares subject to outstanding awards and any other conditions of outstanding awards, may be equitably adjusted by the Committee in the event of a merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any other change in the corporate structure affecting the shares.

Types of Awards. The Director Plan, prior to the amendment and restatement, provided for grants of stock options. Under the Director Plan, a director received options to purchase shares on the date on which such individual first became a director. The options granted at such time were for 5,000 shares, with an exercise price equal to the fair market value of such shares on the date of grant. Directors were also eligible to receive additional options from time to time.

The amended and restated Director Plan provides for the grant of a wider range of awards than is permissible under the existing Director Plan. In addition, instead of providing for a formula grant of options to new directors, the amended and restated Director Plan permits the Committee, in its discretion, to determine the directors to whom awards shall be made, the type of awards to be made to such directors and the amount, size and terms of each award and to determine the time when awards will be granted to directors; provided, however, the maximum number of shares that may be awarded as contingent stock or restricted stock awards shall be 25% of the total shares authorized for issuance under the Director Plan. Following is a general description of the types of awards that may be granted under the amended and restated Director Plan. Terms and conditions of awards will be determined on a grant-by-grant basis by the Committee, subject to limitations contained in the Director Plan.

Stock Options. A director granted a stock option will be entitled to purchase a specified number of shares of FPIC’s common stock during a specified term at a fixed price. Except for stock options that are adjusted by the Committee in connection with certain transactions or changes in corporate structure, as described above, the per share purchase price of shares subject to stock options granted under the Director Plan may not be less than 100% of the fair market value of FPIC’s common stock on the date the stock option is granted. No stock option granted under the Director Plan may have a term of more than 10 years.

Stock Appreciation Rights. A director granted an SAR will be entitled to receive the excess of the fair market value (calculated as of the exercise date) of a share of FPIC’s common stock over the grant price of the SAR in cash, shares of common stock, or a combination of cash and shares. The Committee may grant SARs in tandem with or independently of stock options. Except for SARs adjusted by the Committee in connection with certain transactions or changes in corporate structure, as described above, the grant price of an SAR granted under the amended and restated Director Plan may not be less than 100% of the fair market value of FPIC’s common stock on the date the SAR is granted and no SAR granted under the Director Plan may have a term of more than 10 years.

Restricted Stock. Restricted stock is an award of shares of FPIC’s common stock that are nontransferable and subject to a substantial risk of forfeiture until vesting conditions, which can be related to continued service or other conditions established by the Committee, are satisfied. Prior to vesting, holders of restricted stock may receive dividends and voting rights. If the vesting conditions are not satisfied, the director forfeits the shares.

    Contingent Stock. Contingent stock is an award that entitles a director to receive shares of FPIC’s common stock if certain vesting conditions, as established by the Committee, are satisfied. Prior to receipt of shares upon vesting, holders of contingent stock are not considered the owners of the shares and, therefore, do not receive dividends or voting rights. As noted below, however, the Committee may grant dividend equivalent rights in connection with contingent stock awards. If the vesting conditions are not satisfied, the director forfeits his or her right to receive the shares.

Dividend Equivalents. Dividend equivalents give directors the right to receive payments equivalent to dividends issued on FPIC’s common stock and may be granted, in the discretion of the Committee, in conjunction with stock-based awards under the Director Plan.

Transferability. The Director Plan allows options to be transferred by the optionee during his or her lifetime to any member of his or her immediate family or to a trust established for the exclusive benefit of one or more members of his or her immediate family or to a former spouse pursuant to a domestic relations order.

Termination of Service. The Director Plan provides that, except as otherwise determined by the Committee, an option will terminate upon the earlier of:

▪	the exercise of the option;
▪	the expiration date of the option by its terms; or
▪	no more than two years following the date of termination of service as a director.

The Director Plan, in addition to the above termination provisions, provides that the extent to which a director may exercise SARs, vest in restricted stock, or vest in contingent stock upon termination of service shall be set forth in the applicable award agreement. Such provisions may reflect distinctions based on the reason for termination of service and need not be uniform among awards.

Code Section 409A. It may be necessary to amend the Director Plan and outstanding awards under the Director Plan to comply with Code Section 409A, a new tax law applicable to deferred compensation arrangements. FPIC will make any such amendments within the time period permitted for such amendments. Current guidance requires that such amendments be made by December 31, 2005. In the interim, FPIC will administer the plans and awards made under the plans in accordance with existing guidance relating to Code Section 409A whether or not the Director Plan or award agreement provides otherwise. No amendment to the Director Plan made pursuant to the amendment and restatement approved by the board of directors on April 22, 2005 shall be applicable to an award then outstanding to the extent such amendment would cause the award to become subject to Code Section 409A.

3.	Federal Income Tax Consequences

    The federal income tax discussion set forth below is intended for general information only. Foreign, state and local income tax consequences are not discussed and may vary from locality to locality. Moreover, the discussion is not complete. The discussion also does not address the impact Code Section 409A may have on the taxation of awards under the Director Plan. The tax consequences of an award may vary based on the provisions unique to that award. Individuals who receive stock-based compensation under any of FPIC’s plans are encouraged to consult with their own tax advisors regarding tax consequences.

Nonqualified Stock Options. The stock options granted under the Director Plan are nonqualified stock options. Participants recognize no taxable income at the time of grant. Upon the exercise of nonqualified stock options, participants recognize ordinary income and FPIC is entitled to a deduction equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Participants would recognize gain upon the disposition of any shares received on exercise of a nonqualified stock option equal to the excess of (i) the amount realized on such disposition over (ii) the participant’s basis in the stock, which generally would be the fair market value of the stock on the date of exercise of the nonqualified stock option. That gain would be taxable as long-term or short-term capital gain depending on whether the shares were held for more than one year. If the shares are sold for less than the participant’s basis in the shares, a capital loss would be recognized.

Stock Appreciation Rights. A participant does not realize taxable income when an SAR is granted, nor is FPIC entitled to a deduction. Rather, the participant would recognize ordinary income for federal income tax purposes equal to the amount of cash and the fair market value of shares, if any, received upon the exercise of the SAR. FPIC would be entitled to a deduction to the extent ordinary income is recognized by the participant. The participant would recognize gain upon the disposition of any shares received on exercise of an SAR equal to the excess of (i) the amount realized on such disposition over (ii) the participant’s basis in the stock, which generally would be the fair market value of the stock on the date of exercise of the SAR. That gain would be taxable as long-term or short-term capital gain depending on whether the shares were held for more than one year.

Restricted Stock. A participant who receives an award of restricted stock will be subject to ordinary income on the difference between the fair market value of the shares and the amount paid for the shares, if any, on the date the restrictions lapse. FPIC will be entitled to a deduction to the extent ordinary income is recognized by the participant. The participant’s basis in the stock received for purposes of determining gain or loss on any subsequent disposition of the stock generally will be the fair market value of the stock on the date the restrictions lapse. The participant will recognize long-term or short-term capital gain upon subsequent disposition of the shares, depending on whether the shares were held for more than one year.

Recipients of restricted stock awards may make an election under Code Section 83(b) to recognize as ordinary income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock, if any, and the fair market value on the date the restricted stock is granted. If this election is made, the participant recognizes no further income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain to the recipient depending upon whether the shares were held for more than one year from the date of grant. The Code Section 83(b) election must be made within 30 days from the time the restricted stock is granted. If the restricted stock is subsequently forfeited while nonvested, the forfeiture is treated as a sale of the stock upon which there is realized a capital loss equal to the excess (if any) of the amount paid for the stock by the participant over the amount realized upon forfeiture.

Contingent Stock. A participant who receives an award of contingent stock will not realize taxable income when the award is granted, nor will FPIC be entitled to take any deduction. When the contingent stock becomes vested, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the fair market value of shares received, if any. FPIC will be entitled to a deduction to the extent ordinary income is recognized by the participant. The participant will recognize gain upon the disposition of any shares received in settlement of an award equal to the excess of the amount realized on such disposition over the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long-term or short-term capital gain depending on whether the shares were held for more than one year. The participant’s basis in any shares received upon payment or settlement of an award for purposes of determining gain or loss on any subsequent disposition of the stock generally will be the fair market value of the stock on the date of payment or settlement.

NEW PLAN BENEFITS

On April 1, 2005, the board of directors authorized equity-based compensation for nonemployee members of the board of directors and for certain members of the board of directors of First Professionals, as follows:

The board of directors authorized each nonemployee member of the board of directors to receive annual equity-based compensation to be awarded as of the date of the annual shareholders meeting, pursuant to FPIC’s Director Plan, in the form of 1,000 shares of full value restricted common stock, which will fully vest on the first anniversary of the date of grant.

The board of directors further authorized each new nonemployee member of the board of directors to receive, upon initial election to the board of directors, an initial award of 1,000 shares of full value restricted common stock, which will fully vest on the first anniversary of the date of grant, awarded pursuant to the Director Plan.

The board of directors also authorized nonemployee members of the board of directors of First Professionals who are not also members of the board of directors of

FPIC, to receive annual equity-based compensation to be awarded as of the date of the annual shareholders meeting, pursuant to FPIC’s Director Plan, in the form of 1,000 shares of full value restricted common stock, which will fully vest on the first anniversary of the date of grant.

Members of the board of directors who receive a restricted common stock award will be permitted to redeem an adequate number of shares from such award upon vesting to satisfy any tax withholding liability.

Equity compensation authorized by the board of directors in the form of restricted common stock awards is subject to shareholder approval of a proposal to amend the Director Plan to allow for restricted common stock as a form of equity-based compensation under the Director Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR”
APPROVAL OF THE PROPOSAL TO AMEND
THE DIRECTOR STOCK OPTION PLAN.

PROPOSAL 3

AMENDMENTS TO THE
OMNIBUS INCENTIVE PLAN

    The board of directors adopted FPIC’s Omnibus Plan in 1996 to provide incentives to employees whose performance, contributions and skills add to the value of FPIC. The Omnibus Plan was last approved by FPIC’s shareholders at the 2004 annual meeting of shareholders.

    The board of directors has approved an amendment and restatement of the Omnibus Plan, subject to shareholder approval, that would (i) permit awards under the Omnibus Plan to qualify as performance-based compensation under Code Section 162(m), (ii) remove obsolete provisions and (iii) make other changes described below and certain other nonmaterial changes.

    The number of shares of FPIC’s common stock issuable under the Omnibus Plan is not being increased.

1.	Description of the Proposed Amendments

    Code Section 162(m) limits a publicly held company’s ability to deduct compensation in excess of $1 million paid to its chief executive officer and to each of the other four highest-paid executive officers, unless this compensation qualifies as "performance-based compensation." For awards under the Omnibus Plan to qualify as performance-based compensation, FPIC’s shareholders must approve the material terms of the performance goals under which the awards are payable. These material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) either the maximum amount of compensation that could be paid to any employee or the formula used to calculate the amount of compensation to be paid to the employee if the performance goals are attained. The board of directors approved the amended and restated Omnibus Plan to include these provisions so that awards qualifying as performance-based compensation could be granted under the Omnibus Plan. As required by Code Section 162(m), FPIC is asking shareholders to approve these material terms.

    Further descriptions of the changes made by the amended and restated Omnibus Plan are contained in the following summary.

2.	Description of the Amended and Restated Omnibus Plan

    The following description of the principal features of the amended and restated Omnibus Plan is qualified in its entirety by reference to the text of the amended and restated Omnibus Plan, a copy of which is attached hereto as Exhibit C. If the amended and restated Omnibus Plan is approved, it will become effective immediately.

Duration of the Plan. Unless sooner terminated by the board of directors, the Omnibus Plan will remain in effect until all awards under the Plan have been satisfied by the issuance of shares or the payment of cash; provided, however, that no incentive stock options will be granted more than 10 years after the date the Omnibus Plan was last adopted by FPIC. For purposes of the incentive stock option rules, the Omnibus Plan was last adopted by FPIC in 2004 when the board of directors adopted an amendment to increase the number of shares that could be issued under the Omnibus Plan.

Administration. The Omnibus Plan is administered by the budget and compensation committee of the board of directors, or such other committee as the board of directors shall select consisting solely of two or more members of the board of directors (the “Committee”). The Committee will determine, from time to time, the individuals to whom awards will be made, the type of awards, the amount, size and terms of each award and, if applicable, the performance goals for any performance period and whether such goals were satisfied. The Committee will make all other determinations necessary or advisable for the administration of the Omnibus Plan, including interpreting the Omnibus Plan and any award agreements under the Omnibus Plan.

Amendment and Termination. The board of directors may amend or terminate the Omnibus Plan without shareholder approval at any time in any respect. However, no amendment that requires shareholder approval in order for the Omnibus Plan to continue to comply with the Nasdaq listing standards or any rule promulgated by the SEC or any securities exchange on which the shares of FPIC common stock are listed will be effective unless the amendment is approved by the requisite vote of the shareholders within the time period required under the applicable listing standard or rule. No termination or amendment of the Omnibus Plan may adversely affect in any material way any award previously granted under the Omnibus Plan without the consent of the holder thereof, unless the termination or amendment is required by law and except as otherwise provided in the Omnibus Plan.

Eligibility. Eligible participants include employees of FPIC and its subsidiaries who are making or are in a position to make substantial contributions to FPIC by their ability and efforts. As of March 31, 2005, approximately 621 individuals were eligible to participate.

Shares Subject to the Omnibus Plan. A total of 2,663,000 shares have previously been authorized for issuance pursuant to the Omnibus Plan. On April 6, 2005, the record date for FPIC’s 2005 annual meeting of shareholders, the closing market price for FPIC’s common stock was $32.09 per share.

The amended and restated Omnibus Plan provides that any shares subject to an award that for any reason expires or is terminated, unexercised or unvested as to such shares, shall not be treated as having been issued under the Omnibus Plan. Similarly, shares withheld by FPIC upon exercise of an option to satisfy option price or tax withholding obligations will not be treated as having been issued under the Omnibus Plan. Prior to the amendment and restatement, the Omnibus Plan did not specify that shares withheld by FPIC upon exercise of an option to satisfy option price or tax withholding obligations would not be treated as having been issued under the Omnibus Plan.

    The Omnibus Plan, prior to its amendment, provided that the maximum number of shares of FPIC’s common stock that could be issued pursuant to options granted to any one individual during the life of the Omnibus Plan was 600,000 shares. Under the amended and restated Omnibus Plan, the lifetime grant limit was eliminated and replaced with annual grant limits intended to satisfy Code Section 162(m). Under the amended and restated Omnibus Plan, the maximum number of shares with respect to which options, stock appreciation rights, restricted stock and contingent stock intended to qualify as performance-based compensation may be granted in any one fiscal year to any one participant shall be 300,000, 300,000, 150,000 and 150,000 shares, respectively. These limitations are applied in a manner that permits compensation generated in connection with the awards to constitute performance-based compensation for purposes of Code Section 162(m).

The maximum number and kind of shares that may be granted pursuant to the Omnibus Plan, the individual grant limits above, as well as the number and kind of shares subject to outstanding awards, the option price, grant price or other price of shares subject to outstanding awards, any performance conditions relating to shares and any other conditions of outstanding awards, may be equitably adjusted by the Committee in the event of a merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the shares.

Awards. Following is a general description of the types of awards that may be granted under the amended and restated Omnibus Plan. Terms and conditions of awards will be determined on a grant-by-grant basis by the Committee, subject to limitations contained in the Omnibus Plan.

Stock Options. A participant granted a stock option will be entitled to purchase a specified number of shares of FPIC’s common stock during a specified term at a fixed price. The Omnibus Plan, prior to its amendment, provided that the option price of a nonqualified stock option issued under the plan could not be less than 50% of the fair market value of the underlying share on the date the option was granted. The amended and restated Omnibus Plan provides that, except for stock options that are adjusted by the Committee in connection with certain transactions or changes in corporate structure, as described above, the per share purchase price of shares subject to stock options granted under the Omnibus Plan (both incentive stock options and nonqualified stock options) may not be less than 100% of the fair market value of FPIC’s common stock on the date the stock option is granted (110% of fair market value in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of FPIC). No stock option granted under the Omnibus Plan may have a term of more than 10 years (five years in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of FPIC). If any option is not granted, exercised or held pursuant to the provisions applicable to an incentive stock option, it will be considered to be a nonqualified stock option to the extent that any or all of the grant is in conflict with such provisions.

Stock Appreciation Rights. A participant granted an SAR will be entitled to receive the excess of the fair market value (calculated as of the exercise date) of a share of FPIC’s common stock over the grant price of the SAR in cash, shares of common stock, or a combination of cash and shares. The Committee may grant SARs in tandem with or independently of stock options. Except for SARs adjusted by the Committee in connection with certain transactions or changes in corporate structure, as described above, the grant price of an SAR granted under the Omnibus Plan may not be less than 100% of the fair market value of FPIC’s common stock on the date the SAR is granted and no SAR granted under the Omnibus Plan may have a term of more than 10 years.

Restricted Stock. Restricted stock is an award of shares of FPIC’s common stock that are nontransferable and subject to a substantial risk of forfeiture until vesting conditions, which can be related to continued service or other conditions established by the Committee, are satisfied. Prior to vesting, holders of restricted stock may receive dividends and voting rights. If the vesting conditions are not satisfied, the participant forfeits the shares.

Contingent Stock. Contingent stock is an award that entitles a participant to receive shares of FPIC’s common stock if certain vesting conditions, as established by the Committee, are satisfied. Prior to receipt of shares upon vesting, holders of contingent stock are not considered the owners of the shares and, therefore, do not receive dividends or voting rights. As noted below, however, the Committee may grant dividend equivalent rights in connection with contingent stock awards. If the vesting conditions are not satisfied, the participant forfeits his or her right to receive the shares.

Dividend Equivalents. Dividend equivalents give participants the right to receive payments equivalent to dividends issued on FPIC’s common stock and may be granted, in the discretion of the Committee, in conjunction with stock-based awards under the Omnibus Plan.

Performance-Based Compensation. The Committee may specify that the attainment of the general performance measures set forth below will determine the degree of granting, vesting and/or payout with respect to awards that the Committee intends will qualify as performance-based compensation under Code Section 162(m). The performance goals to be used for such awards shall be chosen from among the following performance measure(s): earnings per share, economic value created, market share (actual or targeted growth), net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), revenue (actual or targeted growth), cash flow, shareholders’ equity, statutory surplus, risk adjusted capital, operating margin, underwriting margin, combined ratio, share price, share price growth, total shareholder return, budget achievement and performance against budget. Such performance measure(s) may also include strategic business criteria, consisting of (i) goals relating to acquisitions (including merger synergies), or divestitures of subsidiaries, affiliates or joint ventures, (ii) one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, or (iii) goals relating to employment practices, employee benefits, internal controls, capital projects, legal affairs and information technology. The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Awards that are not intended to qualify for the performance-based exception may be based on these or such other performance measures as the Committee may determine.

Change in Control. Simultaneously with a change in control, all awards will automatically vest as of the date of the change in control and all restrictions or contingencies will be deemed to have been satisfied. In addition, awards that specify a target level of vesting or achievement will be deemed to have been satisfied at the target level.

The Omnibus Plan, prior to the amendment and restatement, provided that a change in control would occur upon, among other events, approval by FPIC’s shareholders of (i) any consolidation or merger of FPIC in which FPIC was not the continuing or surviving corporation or pursuant to which shares of stock of FPIC would be converted into cash, securities or other property, other than a consolidation or merger of FPIC in which holders of its stock immediately prior to the consolidation or merger had substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, (ii) any consolidation or merger in which FPIC was the continuing or surviving corporation but in which the common shareholders of FPIC immediately prior to the consolidation or merger did not hold at least a majority of the outstanding common stock of the continuing or surviving corporation, (iii) any sale, lease, exchange or other transfer of all or substantially all the assets of FPIC, or (iv) any merger or consolidation of FPIC if, after the merger or consolidation, one person owns 100% of the shares of FPIC stock.

The amended and restated Omnibus Plan revised the above change in control definition to require, instead of approval by FPIC’s shareholders of the consolidation or merger, that the transaction be consummated. The relevant provision now provides that a change in control will occur simultaneously with consummation of any (i) consolidation, merger, reorganization or similar transaction (a “business transaction”) of FPIC in which FPIC is not the continuing or surviving corporation or pursuant to which shares of stock of FPIC would be converted into cash, securities or other property, other than a business transaction of FPIC in which holders of its stock immediately prior to the consolidation or merger had substantially the same proportionate ownership of common stock of the surviving corporation immediately after the business transaction as immediately before, (ii) any business transaction in which FPIC is the continuing or surviving corporation but in which the common shareholders of FPIC immediately prior to the business transaction do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation, (iii) any sale, lease, exchange or other transfer of all or substantially all the assets of FPIC, or (iv) any business transaction of FPIC if, after the business transaction, one person owns 100% of the shares of FPIC stock.

Termination of Employment or Service. The applicable award agreements set forth the extent to which a participant may exercise stock options and SARs, vest in restricted stock or contingent stock, or receive a payout with respect to other awards upon termination of employment or service, as the case may be. Such provisions may reflect distinctions based on the reason for termination of employment or service, as the case may be, and need not be uniform among awards.

Transferability. The Omnibus Plan allows the Committee to grant options that may be transferred by the optionee during his or her lifetime to any member of his or her immediate family or to a trust established for the exclusive benefit of one or more members of his or her immediate family or to a former spouse pursuant to a domestic relations order.

Tax Withholding. FPIC may deduct or withhold, or require a participant to remit, an amount sufficient to satisfy federal, state and/or local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Omnibus Plan. The withholding requirement may be satisfied, in whole or in part, by having FPIC withhold shares having a fair market value equal to the amount to be withheld.

Certain Limitations on Deductibility of Executive Compensation. With some exceptions, Code Section 162(m) limits a publicly held company’s ability to deduct compensation paid to its chief executive officer and the next four most highest-paid executive officers to the extent such compensation exceeds $1 million per executive per taxable year. Compensation paid to employees will not be subject to that deduction limit if it is considered “qualified performance-based compensation” within the meaning of Code Section 162(m). Compensation to be paid to employees under the amended and restated Omnibus Plan is designed to permit the granting of awards that qualify as performance-based compensation; however, the Committee reserves the right to grant awards that do not qualify as performance-based compensation when it determines that such compliance is not desirable.

Code Section 409A. It may be necessary to amend the Omnibus Plan and outstanding awards under the Omnibus Plan to comply with Code Section 409A. FPIC will make any such amendments within the time period permitted for such amendments. Current guidance requires that such amendments be made by December 31, 2005. In the interim, FPIC will administer the plans and awards made under the plans in accordance with existing guidance relating to Code Section 409A whether or not the Omnibus Plan or award agreement provides otherwise. No amendment to the Omnibus Plan made pursuant to the amendment and restatement approved by the board of directors on April 22, 2005 shall be applicable to an award then outstanding to the extent such amendment would cause the award to become subject to Code Section 409A.

3.	Federal Income Tax Consequences

    The federal income tax discussion set forth below is intended for general information only. Foreign, state and local income tax consequences are not discussed and may vary from locality to locality. Moreover, the discussion is not complete. The discussion also does not address the impact Code Section 409A may have on the taxation of awards under the Omnibus Plan. The tax consequences of an award may vary based on the provisions unique to that award. Individuals who receive stock-based compensation under any of FPIC’s plans are encouraged to consult with their own tax advisors regarding tax consequences.

    Incentive Stock Options. A participant generally will neither realize taxable income on an incentive stock option when the option is granted nor when the option is exercised; however, the amount by which the fair market value of the stock at the time of exercise exceeds the exercise price generally will be included in the participant’s alternative minimum taxable income on the date of exercise. Gain or loss realized by a participant on the sale of the stock issued upon exercise of an incentive stock option is taxable as long-term capital gain or loss and no tax deduction is available to FPIC, unless the participant disposes of the stock in a “disqualifying disposition.” A disqualifying disposition generally occurs if the participant disposes of the stock within two years after the date of grant of the incentive stock option or within one year after the date of exercise. Upon a disqualifying disposition of the stock, the participant will realize ordinary income in an amount equal to the difference between the option exercise price and the lesser of (i) the fair market value of the stock on the date of exercise, or (ii) the amount realized on a sale or exchange of the stock. Generally, FPIC will be entitled to a deduction to the extent ordinary income is recognized by the participant as a result of a disqualifying disposition, provided certain reporting requirements are met. Additionally, if the amount realized on a sale or exchange of the stock is greater than or less than the fair market value of the stock on the date of exercise, the difference will be taxed as capital gain or loss.

    Nonqualified Stock Options. A discussion of the federal income tax consequences with respect to nonqualified stock options can be found in Proposal 2 set forth above. A participant who is an employee will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a nonqualified stock option.

    Stock Appreciation Rights. A discussion of the federal income tax consequences with respect to SARs can be found in Proposal 2 set forth above. A participant who is an employee would be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of an SAR.

    Restricted Stock. A discussion of the federal income tax consequences with respect to restricted stock awards can be found in Proposal 2 set forth above. A participant who is an employee will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon lapse of the restrictions.

    Contingent Stock. A discussion of the federal income tax consequences with respect to contingent stock awards can be found in Proposal 2 set forth above. A participant who is an employee will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon vesting of the shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR”
APPROVAL OF THE PROPOSAL TO AMEND
THE OMNIBUS INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION AS OF
DECEMBER 31, 2004

The following table provides information regarding securities authorized for issuance under FPIC’s equity compensation plans as of December 31, 2004.

Plan Category	Number of Common Shares to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Common Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in column (a))(2)
	(a)	(b)	(c)

Equity Compensation Plans Approved by Shareholders	1,454,446	$17.24	1,162,970

Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	1,454,446	$17.24	1,162,970

(1)
The number of common shares to be issued relating to the Employee Stock Purchase Plan is excluded as participation is based solely on the discretion of eligible employees, and is therefore undeterminable.

(2)	Includes Director Plan, Omnibus Plan and Employee Stock Purchase Plan.

 INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

    FPIC’s board of directors has appointed PricewaterhouseCoopers LLP, (“PricewaterhouseCoopers”) to act as FPIC’s independent registered certified public accounting firm (“Independent Accounting Firm”) for 2005, subject to satisfactory fee negotiations that will occur later in 2005. PricewaterhouseCoopers was initially appointed and has served as FPIC’s Independent Accounting Firm since 2000. Representatives of PricewaterhouseCoopers are expected to be present at the annual meeting and will be available to respond to appropriate questions and have the opportunity to make a statement, if they desire to do so.

Principal Accountant Fees and Services

    Aggregate fees for professional services rendered for FPIC by PricewaterhouseCoopers for the years ended December 31, 2004 and 2003, were:

		2004		2003
		Percentage of		Percentage of
	2004	Total Fees	2003	Total Fees

Audit Fees	$1,242,000	72%	$675,000	66%
Audit-Related Fees	194,000	11%	78,000	8%
Tax Fees	299,000	17%	265,000	26%
All Other Fees	3,000	—	3,000	—
Total Fees	$1,738,000	100%	$1,021,000	100%

Audit Fees for the years ended December 31, 2004 and 2003, respectively, were for professional services rendered for the audits of the consolidated financial statements of FPIC and subsidiary audits, including statutory audits, consents and assistance with review of periodic reports and other documents filed with the SEC, including registration statements. In July 2004, FPIC filed a shelf registration statement on Form S-3 with the SEC. Audit fees, in 2004, also include fees for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. PricewaterhouseCoopers has represented to FPIC that no professional services of PricewaterhouseCoopers relating to the audit of FPIC’s financial statements for the most recent year were performed by other than full-time, permanent employees of PricewaterhouseCoopers.

Audit-Related Fees for the years ended December 31, 2004 and 2003, respectively, were for services related to employee benefit plan audits and accounting consultations concerning financial accounting and reporting standards.

Tax Fees for the years ended December 31, 2004 and 2003, respectively, were for services related to tax compliance, including the preparation of tax returns, tax planning services and tax advice services and assistance with Internal Revenue Service audits during 2004 and 2003.

All Other Fees for the years ended December 31, 2004 and 2003, respectively, were for software license fees for a technical accounting research tool.

The audit committee has considered the nonaudit services provided by PricewaterhouseCoopers during 2004 and believes such services to be compatible with maintaining PricewaterhouseCoopers’ independence.

All decisions regarding selection of independent accounting firms and approval of accounting services and fees are made by the audit committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002.

All services to be performed for FPIC by its Independent Accounting Firm must be pre-approved by the audit committee or a designated member of the audit committee pursuant to the committee’s pre-approval policy to ensure that the provision of such services does not impair the independence of its Independent Accounting Firm.

The audit committee has adopted procedures for general and specific pre-approval of audit and nonaudit services performed by its Independent Accounting Firm. Any proposed service exceeding pre-approval levels, or not contemplated by the pre-approval policy, requires specific pre-approval by the audit committee.

Audit services pre-approved for 2005 include financial and statutory audits, services associated with SEC filings and consultations regarding the impact of final or proposed rules, standards and interpretations by the SEC or other regulatory or standard setting bodies.

Audit-related services pre-approved for 2005 include due diligence services, audits of employee benefit plans, agreed-upon or expanded procedures, internal control reviews, attestation services and consultations as to accounting or disclosure treatment of transactions not otherwise included in audit services.

Tax services pre-approved for 2005 primarily include services related to federal and state tax compliance and tax planning.

Prohibited services identified by the audit committee include services relating to preparation of accounting records or financial statements, information systems design and implementation, appraisal or valuation, internal audit, management, human resources, investment matters, legal issues and actuarial calculations.

SHAREHOLDER PROPOSALS, NOMINATIONS AND
COMMUNICATION WITH DIRECTORS

We must receive proposals of shareholders intended to be presented at the 2006 annual meeting of shareholders, on or before December 30, 2005, in order for the proposals to be eligible for inclusion in our proxy statement and proxy materials relating to that meeting, pursuant to Rule 14a-8 of the SEC. These proposals should be sent to FPIC’s principal executive office via facsimile transmission to (904) 633-9579, or by mail to the Office of the Secretary, 225 Water Street, Suite 1400, Jacksonville, Florida 32202, or by e-mail to ir@fpic.com, Attention: Secretary. Any such proposals must comply with Rule 14a-8 of the SEC.

In addition, under Article I, Section 12 of FPIC’s bylaws and pursuant to Rule 14a-5(e)(2) of the SEC, a proposal for action to be presented by any shareholder at the annual meeting of shareholders is out of order and will not be acted upon unless:

❑	the proposal is specifically described in our notice to all shareholders of the meeting and the matters to be acted upon at the meeting, or

❑
the proposal has been submitted in writing to the secretary by fax, mail or e-mail, has been received at FPIC’s principal executive office before December 30, 2005 and is an appropriate subject for shareholder action under law.

To be in proper form, a shareholder’s notice to the secretary regarding nominations for election as a director or business proposed to be brought before any shareholder meeting must set forth the following:

(a)	the name and address of the shareholder who intends to make the nominations or propose the business and, if applicable, the name and address of the person or persons to be nominated;

(b)
a representation that the shareholder is a holder of record of stock of FPIC entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons or propose the business specified in the notice;

(c)
if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

(d)
such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or the matter been proposed, by the board of directors; and

(e)	if applicable, the consent of each nominee to serve as director of FPIC if so elected.

The chairman of the meeting will refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

Shareholders who wish to communicate with the board of directors or with a particular director may send a letter to the secretary of FPIC at 225 Water Street, Suite 1400, Jacksonville, Florida 32202. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should identify the author as a shareholder and clearly state whether the intended recipients are all members of the board of directors or just certain specified individual directors. The secretary will make copies of all such letters and circulate them to the appropriate director or directors.

ANNUAL REPORT ON SEC FORM 10-K

FPIC will provide, without charge, to each shareholder solicited, a copy of FPIC’s annual report on Form 10-K filed with the SEC, for the most recent year, including financial statements, financial statement schedules and a listing of all exhibits to Form 10-K. FPIC will also furnish upon request a copy of any exhibit, upon payment of a reasonable fee to cover the cost of copying and mailing the exhibit. Requests should be directed to the attention of Investor Relations, FPIC Insurance Group, Inc., 225 Water Street, Suite 1400, Jacksonville, Florida 32202. Requests may also be submitted through FPIC’s web site at http://www.fpic.com, via e-mail at ir@fpic.com or by calling Investor Relations at (904) 354-2482 ext. 3287.

SOLICITATION OF PROXIES

The cost of the solicitation of proxies, including preparing and mailing the notice of annual meeting of shareholders, this proxy statement and the proxy card, will be borne by FPIC. Following the mailing of this proxy statement, directors, officers and employees of FPIC may solicit proxies by telephone, facsimile transmission or other personal contact, for which services such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of common stock will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by FPIC for their charges and expenses in connection therewith at customary and reasonable rates.

OTHER BUSINESS

The board of directors does not know of any other matters to come before the meeting. However, if any other matters come before the meeting, the persons designated as proxies will vote in accordance with their best judgment on those matters.

The form of proxy and this proxy statement have been approved by the board of directors and are being mailed and delivered to shareholders by its authority.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Robert Goes Cown
Roberta Goes Cown Corporate Counsel and Secretary

Jacksonville, Florida
April 29, 2005
_______________________________

PLEASE COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY,
DATED AND SIGNED, IN THE ENCLOSED ADDRESSED ENVELOPE,
WHICH REQUIRES NO POSTAGE WHEN MAILED IN THE U.S.
_______________________________

Appendix A

PROXY/VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHAF OF THE BOARD OF DIRECTORS

FPIC INSURANCE GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS

JUNE 1, 2005

The undersigned shareholder hereby appoints Pamela D. Harvey and Peggy A. Parks, or either of them, as proxies, with full power of substitution, to vote, as designated below, all shares of common stock of FPIC Insurance Group, Inc. (“FPIC”) held of record by the undersigned on April 6, 2005, that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders of FPIC on June 1, 2005, and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the other side of this card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE PROPOSALS TO AMEND PLANS.

Your vote is important. Please sign and date on the reverse side and return promptly in the enclosed postage-paid envelope.

This proxy will be voted as directed. If no directions are given, the proxies will vote “FOR” (1) election of all nominees for director listed on the other side of this card; (2) approval of the proposal to amend the Director Stock Option Plan, as described in the proxy statement furnished herewith; (3) approval of the proposal to amend the Omnibus Incentive Plan, as described in the proxy statement furnished herewith. If any other matters are properly presented for consideration at the meeting, the persons named in the enclosed form of proxy will have discretion to vote on those matters according to their best judgment to the same extent as the person signing the proxy would be entitled to vote. The undersigned hereby revokes any proxy heretofore given to any person or persons whomsoever (other than the proxies named above) to vote such common stock and ratifies and confirms all that such proxies may or shall do by virtue hereof.

[Continued and to be dated and signed on reverse side.]

Appendix A-1

Appendix A

Please mark your votes as in this example:
[X] This Proxy will be voted as directed. If no direction is made, it will be voted “FOR” the proposals set forth below. The board of directors recommends a vote “FOR” each nominee, a vote “FOR” the proposal to amend the Director Stock Option Plan and a vote “FOR” the proposal to amend the Omnibus Incentive Plan.

1. Election of Directors:	Kenneth M. Kirschner, Guy T. Selander, M.D., David M. Shapiro, M.D.

[ ] FOR all nominees listed above. (except as marked to the contrary)	[ ] WITHHOLD AUTHORITY to vote for all nominees listed above.
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike out that nominee’s name on the list above.)

2. Approval of Proposal to Amend the Director Stock Option Plan:
[ ] FOR Approval	[ ] AGAINST Approval	[ ] ABSTAIN

3. Approval of Proposal to Amend the Omnibus Incentive Plan:
[ ] FOR Approval	[ ] AGAINST Approval	[ ] ABSTAIN

---------------------------------------------------------------------------------------------------------
Account No.
	Date:	, 2005

Signature(s)

PLEASE DATE THIS PROXY AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. WHERE MORE THAN ONE OWNER IS SHOWN, EACH SHOULD SIGN. WHEN SIGNING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE. IF ANY PROXY IS SUBMITTED BY A CORPORATION, IT SHOULD BE EXECUTED IN FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER. IF ANY PROXY IS SUBMITTED BY A PARTNERSHIP, IT SHOULD BE EXECUTED IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

Appendix A-2

Exhibit A

FPIC INSURANCE GROUP, INC.

AUDIT COMMITTEE CHARTER, RESPONSIBILITIES AND GUIDELINES

There shall be a committee of the Board of Directors of FPIC Insurance Group, Inc. (the “Company”) to be known as the Audit Committee. The Audit Committee shall be composed of no less than three directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. Without limiting the foregoing, each member:

1.	must not have any relationship that disqualifies such person from being deemed independent under National Association of Securities Dealers Automated Quotation, Inc. (“Nasdaq”) Rule 4200(a)(15); and
2.	must qualify as independent under Rule 10A-3, as amended, of the Securities and Exchange Commission.

In addition, no member shall have participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the preceding three years. Each member must be able to read and understand fundamental financial statements and at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, as required by Nasdaq Rule 4350(d)(2)(A). No Audit Committee member may directly or indirectly receive any compensation from the Company or any of its subsidiaries other than fees for serving on their boards of directors and their com-mittees.

STATEMENT OF POLICY

The Audit Committee’s purpose is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders and the investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the directors, the independent auditors, the internal auditor (when appointed) and the financial management of the Company. However, it is not the responsibility of the Audit Committee to conduct audits or to determine that the Company’s financial statements fairly present the financial condition and results of operations of the Company in accordance with generally accepted accounting principles.

Exhibit A-1

Exhibit A

RESPONSIBILITIES

The Audit Committee shall have direct responsibility for the appointment, compensation and oversight of the Company’s independent auditors, including resolving disagreements between management and the auditors regarding financial reporting. The independent auditors shall report directly to the Audit Committee. The Audit Committee shall pre-approve:

1.	all audit services; and
2.
all nonaudit services by the outside auditors that are permitted by Section 201 of the Sarbanes-Oxley Act, except de minimus services not requiring such pre-approval under Section 202 of the Sarbanes-Oxley Act.

The Audit Committee shall establish procedures for the receipt, retention and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of the Company and its subsidiaries of concerns about questionable accounting or auditing matters.

The Audit Committee shall review and approve all related party transactions.

The Audit Committee shall review and reassess the adequacy of this charter annually.

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure that all corporate accounting and reporting practices of the Company are in accordance with all applicable requirements and of the highest integrity.

In carrying out these responsibilities, the Audit Committee will:

•	Review among itself and with senior management and select the independent auditors to audit the financial statements of the Company and its divisions and subsidiaries.
•
Ensure receipt from the independent auditors of a formal written statement delineating all relationships between the auditors and the Company (consistent with Independence Standards Board Standard No. 1, Independent Discussion with Audit Committees), actively engage in a dialogue with the independent auditors regarding any disclosed relationships or services that may affect the objectivity and independence of the auditors and take appropriate action to ensure the independence of the auditors.

•
Meet with the independent auditors and financial management of the Company to: (1) review the scope of the proposed audits for the current year and the audit procedures to be utilized; and (2) at the conclusion thereof, review such audits, including any comments or recommendations of the independent auditors.

•
Review with the independent auditors, the Company’s internal auditor (once the position is established and filled) and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company and their compliance with all applicable standards and regulations. It should elicit any recommendations for the improvement of such internal control

Exhibit A-2

Exhibit A

procedures or the particular area where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review the Company’s policy and performance regarding internal control functions.
•	Provide sufficient opportunity for the internal and independent auditors (together and/or separately) to meet with the members of the Audit Committee without the members of management present.
•
Review with the Chief Executive Officer (“CEO”) and the Chief Financial Officer (CFO), the accounting and financial human resources needs for the finance, control and internal audit functions, to permit them to perform all of their functions. It should also review, with senior management, succession planning within these functions.

•	Submit the minutes of all meetings of the Audit Committee to, or report on the matters discussed at each meeting with, the Board of Directors.
•
Investigate any matter brought to its attention within the scope of its duties and recommend to the CEO and the full board of directors, outside consultants or experts for dealing with it, if necessary.

AUTHORITY

The Audit Committee may engage independent counsel and other advisors to the extent it deems necessary to carry out its responsibilities. The Audit Committee is authorized to incur costs, which the Company shall pay, (1) to compensate the independent auditors for the audit and permissible nonaudit services authorized by the Audit Committee, (2) to compensate independent counsel and other advisors engaged by the Audit Committee and (3) to pay ordinary administrative costs necessary or appropriate in carrying out the Audit Committee’s responsibilities.

GUIDELINES

•	Size and term of appointment:

six members
three years
staggered terms (2, 2, 2)

•	Meetings should be held no less than four times per year. Additional meetings would be held for special occasions as they arise.

On a periodic basis, the committee should meet privately with the internal auditor, independent auditor and independent actuary, at which times management of the Company will be excused from the meeting.

•	Reporting to the board of directors: After each meeting.

Exhibit A-3

Exhibit A

•	Expand knowledge of company operations: Learning process for Audit Committee members.

•
Company counsel: The Audit Committee should meet regularly with the Company’s general counsel (and outside counsel when appropriate), to discuss legal matters that may have a significant effect on the Company’s financial statements.

•	Audit plans: Review with the internal and external auditors their annual audit plans prior to and after the completion of, each audit.

•	Compliance officer: The compliance officer, as required by the Company’s Whistleblower Policy, shall report to the Audit Committee.

•
Areas requiring special attention: The Audit Committee should instruct both the independent auditor and the internal auditor that it expects to be advised if there are any areas that require special attention or if they encounter any difficulty in securing access to appropriate management personnel or needed data.

Exhibit A-4

Exhibit B

FPIC INSURANCE GROUP, INC.

AMENDED AND RESTATED DIRECTOR STOCK PLAN

-i-

Exhibit B

FPIC INSURANCE GROUP, INC.

AMENDED AND RESTATED DIRECTOR STOCK PLAN

1.	PURPOSE

    1.1  The purpose of the FPIC Insurance Group, Inc. Amended and Restated Director Stock Plan is to provide an incentive to Directors of the Company who are in a position to contribute materially to expanding and improving the Company’s profits, to aid in attracting and retaining Directors of outstanding ability and to encourage ownership of Shares by Directors. The Plan originally became effective on January 13, 1996. The Plan, as amended and restated, is effective as of April 22, 2005, subject to the approval of the amended and restated Plan by the shareholders of the Company. The Plan shall remain in effect as provided in Section 15.2 herein.

2.	DEFINITIONS

    2.1  For purposes of the Plan, the following terms shall have the definition that is attributed to them, unless another definition is clearly indicated by a particular usage and context.

            (a)  "Award" means a grant of Restricted Stock, Contingent Stock, an Option or an SAR.

            (b)  "Board" means the Company’s Board of Directors.

            (c)  "Code" means the Internal Revenue Code of 1986, as amended.

            (d)  "Committee" means the Committee, as specified in Section 3.1, appointed by the Board to administer the
Plan.

            (e)  "Company" means FPIC Insurance Group, Inc.

            (f)  "Contingent Stock" means stock issued, subject to certain conditions, to a Grantee pursuant to Section 9 hereof.

            (g)  "Directors" means the members of the Board and members of the Board of Directors of First Professionals Insurance Company, Inc. who are not also members of the Board, in each case who are not employees either of the Company or an affiliate thereof.

            (h)  "Dividend Equivalent" means, with respect to Shares subject to an Award, a right to be paid an amount equal to the dividends declared and paid on an equal number of outstanding Shares.

            (i)  "Fair Market Value" means on, or with respect to, any given date:

(i)	If the Shares are listed on a national stock exchange, the closing market price of such Shares as reported on the composite tape for issues listed on such exchange on such

Exhibit B-1

Exhibit B

date or, if no trades shall have been reported for such date, on the next preceding date on which there were trades reported; provided, that if no such quotations shall have been made within the 10 business days preceding such date, Fair Market Value shall be determined under (iii) below.

(ii)
If the Shares are not listed on a national stock exchange but are traded on the over-the-counter market, the mean between the closing dealer bid and asked price of such Shares of Common Stock as reported by the National Association of Securities Dealers through their Automated Quotation System for such date, or if no quotations shall have been made on such date, on the next preceding date on which there were quotations; provided that, if no such quotations shall have been made within the 10 business days preceding such date, Fair Market Value shall be determined under (iii) below.

(iii)
If (i) or (ii) do not apply, the Fair Market Value of a Share without regard to any control premium or discount for lack of control as determined by the Committee in good faith consistent with the valuation by the Company as provided by a third party appraiser for other corporate purposes before adjustments or any discounts applied due to lack of marketability. The Committee may rely upon the most recent valuation and there shall be no requirement to cause a more recent valuation to be made.

            (j)  "Grantee" means a Director who has received an Award.

            (k)  "Option" means the right to purchase from the Company Shares at a specified price and subject to the terms of the Plan and such other conditions and restrictions as the Committee deems appropriate.

            (l)  "Option Price" means the purchase price per Share subject to an Option.

            (m)  "Optionee" means a Director who has been awarded an Option under the Plan.

            (n)  "Optioned Shares" means Shares subject to outstanding Options.

            (o)  "Permanent and Total Disability" shall have the same meaning as given to that term by Code Section 22(e)(3) and any regulations or rulings promulgated thereunder.

Exhibit B-2

Exhibit B

            (p)  "Plan" means the FPIC Insurance Group, Inc. Amended and Restated Director Stock Plan, as amended from time to time.

            (q)  "Restricted Stock" means Shares issued, subject to restrictions, to a Grantee pursuant to Section 10 hereof.

            (r)  "SAR" means a stock appreciation right.

            (s)  "Share" means one share of $0.10 par value common stock of FPIC Insurance Group, Inc.

3.	ADMINISTRATION

    3.1  The Plan shall be administered by the Board or such committee as the Board shall select consisting solely of two or more members of the Board. The Board or any such committee, as the case may be, shall be referred to as the “Committee” for purposes of this Plan. To the extent a Committee other than the Board is authorized to administer the Plan, the members of such Committee shall be appointed from time to time by and shall serve at the discretion of, the Board.

    3.2  The action of a majority of the Committee at which a quorum is present, or acts reduced to or so approved in writing by a majority of the Committee, shall be the valid acts of the Committee.

    3.3  The Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to:

            (a)  conclusively interpret the provisions of the Plan and any agreement entered into under the Plan and to decide all questions of fact arising in its application;

            (b)  determine the individuals to whom Awards shall be made under the Plan;

            (c)  determine the type of Award to be made to such Directors and the amount, size and terms of each
        Award;

            (d)  determine the time when Awards will be granted to Directors; and

            (e)  make all other determinations necessary or advisable for the administration of the Plan.

4.	ELIGIBILITY

    4.1  Each Grantee shall be a Director.

Exhibit B-3

Exhibit B

5.	SHARES SUBJECT TO THE PLAN; ANTI-DILUTION ADJUSTMENTS

    5.1  Subject to adjustment pursuant to Section 5.5 hereof, the aggregate number of Shares that may be issued under Awards granted pursuant to the Plan shall not exceed 915,000 Shares.

    5.2  Shares may be authorized and unissued Shares or treasury shares.

    5.3  The maximum number of Shares that may be awarded pursuant to the Contingent Stock or Restricted Stock Award provisions of Sections 9 and 10 shall be twenty-five percent (25%) of the total Shares authorized for issuance under the Plan.

    5.4  Any Shares subject to an Award that for any reason expires or is terminated unexercised or unvested as to such Shares shall not be treated as having been issued under the Plan. Similarly, Shares withheld by the Company upon exercise of an Option to satisfy the Option Price shall not be treated as having been issued under the Plan.

    5.5  In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the Shares, such adjustment shall be made in the number and kind of Shares that may be delivered under the Plan as set forth in Section 5.1 and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Option Price, grant price or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results and other terms and conditions of outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number.

6.	AWARDS UNDER THE PLAN

    6.1  Awards under the Plan may be in the form of Options, Contingent Stock, Restricted Stock and SARs, or such other forms as the Committee may in its discretion deem appropriate but in any event that are consistent with the Plan's purpose, including any combination of the above.

7.	STOCK OPTIONS

    7.1  Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall contain or shall be subject to the following terms and conditions, whether or not such terms and conditions are specifically included therein:

            (a)  Number of Shares. Each Option shall state the number of Shares to which it pertains.

Exhibit B-4

Exhibit B

            (b)  Date. Each Option shall state the effective date of grant of the Option.

            (c)  Option Price. Each Option shall state the Option Price. Except for Options adjusted or granted pursuant to Section 5.5 herein and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Option Price of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of such Share on the day the Option is granted.

            (d)  Exercise of Option. Options granted pursuant to the Plan shall not be exercisable until such Options are vested. Any person entitled to exercise an Option may do so in whole or in part by delivering a written notice of exercise to the Company, attention Corporate Secretary, at its principal executive office located at 225 Water Street, Suite 1400, Jacksonville, Florida 32202. The written notice shall specify the number of Shares for which an Option is being exercised and shall be accompanied by provision for full payment of the Option Price for the Shares being purchased. The Option Price of an Option shall be payable to the Company: (a) in cash or its equivalent, (b) by tendering (or attesting to the ownership of) Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price, (c) by broker-assisted cashless exercise, (d) in any other manner then permitted by the Committee, or (e) by a combination of any of the permitted methods of payment. The Committee may limit any method of payment, other than that specified under (a), for administrative convenience, to comply with applicable law, or for any other reason.

            (e)  Transfer of Option. Options may be transferred by the Optionee only during his or her lifetime to any member of his or her immediate family or a trust established for the exclusive benefit of one or more members of his or her immediate family or to a former spouse pursuant to a domestic relations order. For purposes of this Section, the term "immediate family" is defined as an Optionee’s spouse, children, stepchildren, grandchildren (including relationships arising from legal adoption) and parents. Upon an Optionee’s death, Options are transferable by will or the law of descent and distribution. Otherwise, Options shall not be transferable by the Optionee.

            (f)  Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any Optioned Shares until the date of the issuance of a stock certificate to him for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5.5; provided, however, at the discretion of the Committee, an Award of Options may provide the Optionee with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Optionee and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

Exhibit B-5

Exhibit B

            (g)  Duration of Option. Each Option shall be for a term of up to 10 years from the effective date of grant, except as provided in Section 7.2(b).

            (h)  Vesting. The vesting schedule of an Option granted under this Plan shall be determined by the Committee, in its sole discretion, upon granting of the Option. Except as otherwise provided by the Committee, a Director shall forfeit any unvested Options upon termination of service as a Director.

            (i)  Other Provisions. Options authorized under the Plan may contain any other provisions or restrictions as the Committee in its sole and absolute discretion shall deem advisable. The Company may place such restriction legends on stock certificates representing the Shares as the Company, in its sole discretion, deems necessary or appropriate to reflect restrictions under the securities laws or this Plan.

    7.2  Except as otherwise determined by the Committee, an Option may be terminated as follows:

            (a)  During the period of continuous service as a Director, an Option will be terminated only if it has been fully exercised or has expired by its terms.

            (b)  Upon termination of service as a Director for any reason, the Option will terminate upon the earlier of (i) the full exercise of the Option, (ii) the expiration of the Option by its terms, or (iii) two years following the date of termination of service as a Director.

            (c)  If an Optionee shall die or become subject to Permanent and Total Disability prior to the termination of an Option, such Option may be exercised to the extent that the Optionee shall have been entitled to exercise it at the time of death or Permanent and Total Disability, as the case may be, by the Optionee, the estate of the Optionee or the person or persons to whom the Option may have been transferred; provided, however, such right must be exercised, if at all, within the period set forth in Section 7.2(b).

7.3  Except as otherwise expressly provided in the written agreement with the Optionee referred to in Section 7.1 hereof and except as provided in this Section and in Section 5.5, in no event will the continuation of the term of an Option beyond the date of termination of service allow the Director, or his transferees, beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that service as a Director was terminated.

8.	STOCK APPRECIATION RIGHTS

    8.1  SARs shall be evidenced by SAR agreements in such form and not inconsistent with the Plan, as the Committee shall approve from time to time.

Exhibit B-6

Exhibit B

    8.2  The Committee shall, in its sole discretion, determine the amount of an SAR to be granted to a Director.

    8.3  An SAR may be granted in tandem with an Option or on a free-standing basis. An SAR shall entitle the Grantee, subject to such terms and conditions determined by the Committee, to receive a payment equal to all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares at the time of the surrender, as determined by the Committee, over (ii) one hundred percent (100%) of the Fair Market Value of such Shares at the time the right was granted, subject to adjustment pursuant to Section 5.5.

    8.4  Except for SARs adjusted or granted pursuant to Section 5.5 and replacement SARs granted in connection with a merger, acquisition, reorganization or similar transaction, the grant price of an SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of an SAR granted in tandem with an Option shall equal the Option Price of the related Option.

    8.5  SARs shall be granted for a period of not more than 10 years and shall be exercisable in whole or in part, at such time or times and subject to such other terms and conditions as shall be prescribed by the Committee at the time of grant.

    8.6  Each SAR agreement shall set forth the extent to which the Grantee shall have the right to exercise the SAR following termination of service as a Director. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), need not be uniform among all SARs granted pursuant to the Plan or among Grantees and may reflect distinctions based on the reasons for termination.

    8.7  At the discretion of the Committee, an Award of an SAR may provide the Grantee with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Grantee and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

    8.8  Upon exercise of an SAR, payment shall be made in the form of common stock of the Company (determined based on the Fair Market Value of a Share on the date of exercise), cash, or a combination thereof, as the Committee may determine.

9.	CONTINGENT STOCK AWARDS

    9.1  Contingent Stock Awards under the Plan shall be evidenced by Contingent Stock agreements in such form and not inconsistent with the Plan, as the Committee shall approve from time to time.

    9.2  The Committee shall, in its sole discretion, determine the amount of a Contingent Stock Award to be granted to a Director.

    9.3  Contingent Stock Awards made pursuant to this Plan shall be subject to such terms, conditions and restrictions, including without limitation, substantial risks of forfeiture and

Exhibit B-7

Exhibit B

transfer restrictions, as shall be determined by the Committee. The Committee shall have the power to permit, in its discretion, an acceleration of the applicable restriction period with respect to any part or all of the Award to any Director.

    9.4  The Contingent Stock agreement shall specify the terms and conditions upon which any restrictions on the right to receive Shares representing Contingent Stock Awards under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, Shares shall be issued to the Director or such Director’s legal representative.

    9.5  Each Contingent Stock agreement shall set forth the extent to which the Director shall have the right to receive unvested Contingent Stock following termination of service as a Director. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), shall be included in the Contingent Stock agreement entered into with each Director, need not be uniform among all Shares of Contingent Stock issued pursuant to the Plan and may reflect distinctions based on the reasons for termination of service.

    9.6  At the discretion of the Committee, a Contingent Stock Award may provide the Grantee with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Grantee and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

10.	RESTRICTED STOCK AWARDS

   10.1  Restricted Stock Awards under the Plan shall be evidenced by Restricted Stock agreements in such form and not inconsistent with the Plan, as the Committee shall approve from time to time.

    10.2  The Committee shall, in its sole discretion, determine the amount of a Restricted Stock Award to be granted to a Director.

    10.3  Restricted Stock Awards made pursuant to this Plan shall be subject to such terms, conditions and restrictions, including without limitation, substantial risks of forfeiture and transfer restrictions, as shall be determined by the Committee. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the Award to any Director. Upon issuance of a Restricted Stock Award, Shares will be issued in the name of the recipient. Unless otherwise determined by (and/or subject to such restrictions as may be imposed by) the Committee, during the restriction period, the recipient shall have the rights of a shareholder for all such Shares of Restricted Stock, including the right to vote and the right to receive dividends thereon as paid.

    10.4  Each certificate evidencing stock subject to Restricted Stock Awards shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. Any attempt to dispose of stock in contravention of such terms, conditions and restrictions shall be ineffective. The Committee may adopt rules that provide that the certificates evidencing such Shares may be held in custody by a bank or other institution, or that the Company may itself hold such Shares in custody, until the restrictions thereon shall have lapsed and may require as a

Exhibit B-8

Exhibit B

condition of any Award that the recipient shall have delivered a stock power endorsed in blank relating to the stock covered by such Award.

    10.5  The Restricted Stock agreement shall specify the terms and conditions upon which any restrictions on the right to receive Shares representing Restricted Stock awarded under the Plan shall lapse as determined by the Committee. Upon the lapse of such restrictions, Shares which have not been delivered to the recipient or such recipient’s legal representative shall be delivered to the recipient or such recipient’s legal representative.

    10.6  Each Restricted Stock agreement shall set forth the extent to which the Director shall have the right to receive unvested Restricted Stock following termination of service as a Director. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), shall be included in the Restricted Stock agreement entered into with each Director, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan and may reflect distinctions based on the reasons for termination of service.

11.	NONASSIGNABILITY

    11.1  Except as specifically provided in Section 7.1(e), no Award or benefit under the Plan shall be assignable or transferable by the recipient thereof except by will or by the laws of descent and distribution. During the life of the recipient, such Award shall be exercisable only by such person or by such person’s guardian or legal representative.

12.	AMENDMENT OR DISCONTINUANCE OF PLAN

    12.1  The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with the National Association of Securities Dealers Automated Quotation, Inc. (Nasdaq) listing standards or any rule promulgated by the United States Securities and Exchange Commission or any securities exchange on which the Shares are listed shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

    12.2  No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Director holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

13.	NO OBLIGATION TO EXERCISE OPTION OR SAR

    13.1  The granting of an Option or an SAR shall impose no obligation upon the Grantee to exercise such Option or SAR.

14.	RIGHTS OF A SHAREHOLDER

    14.1  Except as otherwise specifically provided in the Plan (including the rights provided in Section 10 of this Plan as it pertains to Restricted Stock Awards), the recipient of any

Exhibit B-9

Exhibit B

Award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for Shares of common stock are issued to such recipient.

15.	EFFECTIVE DATE; DURATION OF THE PLAN

    15.1  The Plan originally became effective as of January 13, 1996. The Plan was amended and restated effective as of April 22, 2005.

    15.2  Subject to the right of the Board to terminate the Plan at any time pursuant to Section 12.1 herein, the Plan shall remain in effect until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

16.	EFFECT OF PLAN

    16.1  The granting of an Award pursuant to the Plan shall not give the Grantee any right to similar grants in future years or any right to be retained as a Director.

17.	SUCCESSORS

    17.1  All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the "Company" herein and in any Award agreements shall be deemed to refer to such successors.

18.	LEGAL CONSTRUCTION

    18.1  Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to a Section of the Plan either in the Plan or any Award agreement or to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such Section of the Plan, act, code, section, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, section, rule or regulation.

    18.2  Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

    18.3  Requirements of Law. The granting of Awards and the issuance of Shares or cash under the Plan shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

    18.4  Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Florida, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

Exhibit B-10

Exhibit B

    18.5  Nonexclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

    18.6  Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Code Section 409A shall have no force or effect until amended to comply with Code Section 409A, which amendment may be retroactive to the extent permitted by Code Section 409A. No amendment to the Plan made pursuant to the amendment and restatement approved by the Board on April 22, 2005 shall be applicable to an Award then outstanding to the extent such amendment would cause the Award to become subject to Code Section 409A.

Exhibit B-11

Exhibit C

FPIC INSURANCE GROUP, INC.

AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

Exhibit C

FPIC INSURANCE GROUP, INC.

AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

1.	PURPOSE

    1.1  The purpose of the FPIC Insurance Group, Inc. Amended and Restated Omnibus Incentive Plan is to provide incentives to specified individuals whose performance, contributions and skills add to the value of the Company. The Company also believes that the Plan will facilitate attracting, retaining and motivating Employees of high caliber and potential. The Plan originally became effective on January 13, 1996. The Plan, as amended and restated, is effective as of April 22, 2005, subject to the approval of the amended and restated Plan by the shareholders of the Company. The Plan shall remain in effect as provided in Section 22.1 herein.

    1.2  Plan participants shall include those officers and employees of the Company and Subsidiaries who, in the opinion of the Committee, are making or are in a position to make substantial contributions to the Company by their ability and efforts.

2.	DEFINITIONS

    2.1  For purposes of the Plan, the following terms shall have the definition that is attributed to them, unless the context clearly indicates to the contrary.

    (a)  "Award" shall mean a grant of Restricted Stock, Contingent Stock, an Option, or an SAR.

    (b)  "Board" means the Company’s Board of Directors.

    (c)  "Change in Control" shall mean the earliest of the following events:

(i)
either (A) receipt by the Company of a report on Schedule 13D, or an amendment to such a report, filed with the SEC pursuant to Section 13(d) of the Exchange Act, disclosing that any person (as such term is used in Section 13(d) of the Exchange Act) ("Person"), is the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the outstanding stock of the Company, or (B) actual knowledge by the Company of facts on the basis of which any Person is required to file such a report on Schedule 13D, or to file an amendment to such a report, with the SEC (or would be required to file such a report or amendment upon the lapse of the applicable period of time specified in Section 13(d) of the Exchange Act) disclosing that such Person is the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the outstanding stock of the Company;

Exhibit C-1

Exhibit C

(ii)
purchase by any Person, other than the Company or a wholly owned subsidiary of the Company, of Shares pursuant to a tender or exchange offer to acquire any stock of the Company (or securities convertible into stock) for cash, securities or any other consideration provided that, after consummation of the offer, such Person is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act regardless of whether the Company or such Person would otherwise be subject to the Exchange Act), directly or indirectly, of twenty percent (20%) or more of the outstanding stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire stock regardless of whether the Company or such Person would otherwise be subject to the Exchange Act);

(iii)
either (A) the filing by any Person acquiring, directly or indirectly, twenty percent (20%) or more of the outstanding stock of the Company of a statement with the Florida Office of Insurance Regulation pursuant to Section 628.461 of the Florida Statutes, or (B) actual knowledge by the Company of facts on the basis of which any Person acquiring, directly or indirectly, twenty percent (20%) or more of the outstanding stock of the Company or a controlling company is required to file such a statement pursuant to Section 628.461;

(iv)
consummation of (A) any consolidation, merger, re-organization or similar transaction ("Business Trans-action") of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares of stock of the Company would be converted into cash, securities or other property, other than a Business Transaction of the Company in which holders of its stock immediately prior to the Business Transaction have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the Business Transaction as immediately before, or (B) any Business Transaction in which the Company is the continuing or surviving corporation but in which the common shareholders of the Company immediately prior to the Business Transaction do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation (except where such holders of common stock hold at least a majority of the common stock of the corporation that owns all of the common stock of the Company), or (C) any sale, lease, exchange or other

Exhibit C-2

Exhibit C

transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (D) any Business Transaction of the Company where, after the Business Transaction, one Person owns one hundred percent (100%) of the Shares of stock of the Company (except where the holders of the Company’s common stock immediately prior to such Business Transaction own at least ninety percent (90%) of the outstanding stock of such Person immediately after such Business Transaction); or

(v)
a change in the majority of the members of the Board within a 24-month period unless the election or nomination for election by the Company’s shareholders of each new Director was approved by the vote of at least two-thirds of the Directors then still in office who were in office at the beginning of the 24-month period.

(d)  "Code" means the Internal Revenue Code of 1986, as amended.

(e)  "Committee" means the Committee, as specified in Section 3.1, appointed by the Board to administer the Plan.

(f)  "Company" means FPIC Insurance Group, Inc.

(g)  "Contingent Stock" means stock issued, subject to certain conditions, to a Grantee pursuant to Section 9 hereof.

(h)  "Directors" means the members of the Board.

            (i)  "Dividend Equivalent" means, with respect to Shares subject to an Award, a right to be paid an amount equal to the dividends declared and paid on an equal number of outstanding Shares.

            (j)  "Employee" means any individual who performs services for the Company or Subsidiary and is included on the regular payroll of the Company or Subsidiary.

            (k)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (l)  "Fair Market Value" means on, or with respect to, any given date:

(i)
If the Shares are listed on a national stock exchange, the closing market price of such Shares as reported on the composite tape for issues listed on such exchange on such date or, if no trade shall have been reported for such date, on the next preceding date on which there were trades

Exhibit C-3

Exhibit C

reported; provided, that if no such quotation shall have been made within the 10 business days preceding such date, Fair Market Value shall be determined under (iii) below.

(ii)
If the Shares are not listed on a national stock exchange but are traded on the over-the-counter market, the mean between the closing dealer bid and asked price of such Shares as reported by the National Association of Securities Dealers through their Automated Quotation System for such date, or if no quotations shall have been made on such date, on the next preceding date on which there were quotations; provided that, if such quotations shall have been made within the 10 business days preceding such date, Fair Market Value shall be determined under (iii) below.

(iii)
If (i) or (ii) do not apply, the Fair Market Value of a Share without regard to any control premium or discount for lack of control (except as otherwise required by Code Section 422) as determined by the Committee in good faith consistent with the valuation of the Company as provided by a third party appraiser for other corporate purposes before adjustments or any discounts applied due to lack of marketability. The Committee may rely upon the most recent valuation and there shall be no requirement to cause a more recent valuation to be made.

            (m)  "Grantee" means an Employee who has received an Award.

            (n)  "Incentive Stock Option" shall have the same meaning as given to the term by Code Section 422 and any regulations or rulings promulgated thereunder.

(o)  "Nonqualified Stock Option" means any Option granted under the Plan that is not considered an Incentive Stock Option.

            (p)  "Option" means the right to purchase from the Company a stated number of Shares at a specified price. The Option may be granted to an Employee subject to the terms of this Plan and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

(q)  "Option Price" means the purchase price per Share subject to an Option, as described in Section 7.3.

(r)  "Optionee" means an Employee who has been awarded an Option under the Plan.

Exhibit C-4

Exhibit C

(s)  "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

(t)  "Performance Measures" shall have the meaning set forth in Section 12.1.

            (u)  "Permanent and Total Disability" shall have the same meaning as given to that term by Code Section 22
(e)(3) and any regulations or rulings promulgated thereunder.

            (v)  "Plan" means the FPIC Insurance Group, Inc. Amended and Restated Omnibus Incentive Plan, as
amended from time to time.

            (w)  "Restricted Stock" shall mean stock issued, subject to restrictions, to a Grantee pursuant to Section 10 hereof.

            (x)  "SAR" means a stock appreciation right.

            (y)  "SEC" means the U.S. Securities and Exchange Commission.

            (z)  "Share" means one share of $.10 par value common stock of FPIC Insurance Group, Inc.

            (aa)  "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, within the meaning of Code Section 424(f) and any regulations or rulings promulgated thereunder.

3.	ADMINISTRATION

    3.1  The Plan shall be administered by the Budget and Compensation Committee of the Board or such other committee (the "Committee") as the Board shall select consisting solely of two or more members of the Board. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of, the Board.

    3.2  The Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to:

            (a)  conclusively interpret the provisions of the Plan and any agreement entered into under the Plan and to decide all questions of fact arising in its application;

            (b)  determine the individuals to whom Awards shall be made under the Plan;

Exhibit C-5

Exhibit C

            (c)  determine the type of Award to be made to such Employees and the amount, size and terms of each
Award;

            (d)  determine the time when Awards will be granted to Employees;

            (e)  establish performance goals for any performance period and determine whether such goals were satisfied;
and

            (f)  make all other determinations necessary or advisable for the administration of the Plan.

4.	SHARES SUBJECT TO THE PLAN

    4.1  Subject to adjustment pursuant to Section 19.1 hereof, the aggregate number of Shares that may be issued under Awards granted pursuant to the Plan shall not exceed 2,663,000 shares.

    4.2  Shares may be authorized and unissued Shares or treasury shares.

    4.3  The maximum number of Shares that may be awarded pursuant to the Contingent Stock or Restricted Stock Award provisions of Sections 9 and 10 shall be twenty-five percent (25%) of the total Shares authorized for issuance under the Plan.

    4.4  Any Shares subject to an Award that for any reason expires or is terminated unexercised or unvested as to such Shares shall not be treated as having been issued under the Plan. Similarly, Shares withheld by the Company upon exercise of an Option to satisfy Option Price or tax withholding obligations shall not be treated as having been issued under the Plan.

5.	PARTICIPANTS

    5.1  Awards permitted pursuant to the Plan may only be made to Employees.

6.	AWARDS UNDER THE PLAN

    6.1  Awards under the Plan may be in the form of Options (both Nonqualified Stock Options and Incentive Stock Options), Contingent Stock, Restricted Stock and SARs, or such other forms as the Committee may in its discretion deem appropriate but in any event that are consistent with the Plan’s purpose, including any combination of the above.

    6.2  Subject to adjustment as provided in Section 19.1 herein, the following rules shall apply with respect to Awards intended to qualify for the Performance-Based Exception:

            (a)  Options: The maximum aggregate number of Shares with respect to which Options may be granted in any one fiscal year to any one Employee shall be 300,000 Shares.

Exhibit C-6

Exhibit C

            (b)  SARs: The maximum aggregate number of Shares with respect to which SARs may be granted in any one fiscal year to any one Employee shall be 300,000 Shares.

            (c)  Restricted Stock: The maximum aggregate number of Shares of Restricted Stock that may be granted in any one fiscal year to any one Employee shall be 150,000 Shares.

            (d)  Contingent Stock: The maximum aggregate number of Shares of Contingent Stock that may be granted in any one fiscal year to any one Employee shall be 150,000 Shares.

7.	STOCK OPTIONS

    7.1  The Committee in its sole discretion may designate whether an Option is to be considered an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified and in no event will the exercise of one such Option affect the right to exercise the other such Option except to the extent the Committee determines in writing otherwise.

    7.2  Options granted pursuant to the Plan shall be authorized by the Committee under terms and conditions approved by the Committee, not inconsistent with this Plan and shall be evidenced by agreements in such form as the Committee shall from time to time approve.

    7.3  Except for Options adjusted or granted pursuant to Section 19.1 herein and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Option Price of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of such Share on the day the Option is granted.

    7.4  Each Option agreement shall state the period or periods of time, as may be determined by the Committee, within which the Option may be exercised by the participant, in whole or in part, provided such period shall not exceed 10 years. The Committee shall have the power to permit in its discretion an acceleration of previously determined exercise terms, subject to the terms of this Plan.

    7.5  Options granted under this Section 7 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and specifying the method of payment of the Option Price. The Option Price of an Option shall be payable to the Company: (a) in cash or its equivalent, (b) by tendering (or attesting to the ownership of) Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price, (c) by broker-assisted cashless exercise, (d) in any other manner then permitted by the Committee, or (e) by a combination of any of the permitted methods of payment. The Committee may limit any method of payment, other than that specified under (a), for administrative convenience, to comply with applicable law, or for any other reason.

Exhibit C-7

Exhibit C

    7.6  At the discretion of the Committee, an Award of Options may provide the Optionee with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Optionee and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

    7.7  To the extent the aggregate Fair Market Value (determined as of the time the Option is granted) of Incentive Stock Options for any Employee that become first exercisable in any calendar year exceed $100,000, such excess shall be considered a Nonqualified Stock Option.

    7.8  Notwithstanding anything herein to the contrary, no Incentive Stock Option shall be granted to any individual if, at the time the Option is to be granted, the individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless at the time such Option is granted the Option Price is at least one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

    7.9  Each Incentive Stock Option agreement shall contain such other terms, conditions and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as a tax-favored option within the meaning of Code Section 422, or any amendment thereof, substitute therefor, or regulation thereunder. Subject to the limitations of Section 20 and without limiting any provisions hereof, the Committee shall have the power without further approval to amend the terms of any Option for Employees.

    7.10  If any Option is not granted, exercised, or held pursuant to the provisions applicable to an Incentive Stock Option, it will be considered to be a Nonqualified Stock Option to the extent that any or all of the grant is in conflict with such provisions.

    7.11  Each Option agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of an Optionee’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), need not be uniform among all Options granted pursuant to the Plan or among Optionees and may reflect distinctions based on the reasons for termination. Except as otherwise provided in an Optionee’s Option agreement, if an Optionee’s employment terminates by reason of death or Permanent and Total Disability prior to the termination of an Option, such Option may be exercised to the extent that the Optionee shall have been entitled to exercise it at the time of death or Permanent and Total Disability, as the case may be, by the Optionee, the estate of the Optionee or the person or persons to whom the Option may have been transferred by will or by the laws of descent and distribution for the period set forth in the Option, but no more than three years following the date of such death or Permanent and Total Disability; provided, however, with respect to an Incentive Stock Option, such right must be exercised, if at all, within one year after the date of such death or Permanent and Total Disability.

Exhibit C-8

Exhibit C
8.	STOCK APPRECIATION RIGHTS

    8.1  SARs shall be evidenced by SAR agreements in such form and not inconsistent with this Plan, as the Committee shall approve from time to time.

    8.2  An SAR may be granted in tandem with an Option or on a free-standing basis. An SAR shall entitle the Grantee, subject to such terms and conditions determined by the Committee, to receive a payment equal to all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares at the time of the surrender, as determined by the Committee, over (ii) one hundred percent (100%) of the Fair Market Value of such Shares at the time the right was granted, subject to adjustment pursuant to Section 19.1.

    8.3  Except for SARs adjusted or granted pursuant to Section 19.1 and replacement SARs granted in connection with a merger, acquisition, reorganization or similar transaction, the grant price of an SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of an SAR granted in tandem with an Option shall equal the Option Price of the related Option.

    8.4  SARs shall be granted for a period of not more than 10 years and shall be exercisable in whole or in part, at such time or times and subject to such other terms and conditions as shall be prescribed by the Committee at the time of grant.

    8.5  Each SAR agreement shall set forth the extent to which the Grantee shall have the right to exercise the SAR following termination of a Grantee’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), need not be uniform among all SARs granted pursuant to the Plan or among Grantees and may reflect distinctions based on the reasons for termination.

    8.6  At the discretion of the Committee, an Award of an SAR may provide the Grantee with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Grantee and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

    8.7  Upon exercise of an SAR, payment shall be made in the form of common stock of the Company (determined based on the Fair Market Value of a Share on the date of exercise), cash, or a combination thereof, as the Committee may determine.

9.	CONTINGENT STOCK AWARDS

    9.1  Contingent Stock Awards under the Plan shall be evidenced by Contingent Stock agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time.

    9.2  The Committee shall determine the amount of Contingent Stock Award to be granted to an Employee based on the expected impact the Employee can have, or actually has had, on the financial well-being of the Company and other factors deemed by the Committee to be appropriate.

Exhibit C-9

Exhibit C

    9.3  Contingent Stock Awards made pursuant to this Plan shall be subject to such terms, conditions and restrictions, including without limitation, substantial risks of forfeiture and/or attainment of Performance Measures and for such period or periods as shall be determined by the Committee. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the Award to any participant. The Committee shall have the power to make a Contingent Stock Award that is not subject to vesting or any other contingencies in recognition of an Employee’s prior service and financial impact on the Company.

    9.4  The agreement shall specify the terms and conditions upon which any restrictions on the right to receive Shares representing Contingent Stock Awards under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, Shares shall be issued to the participant or such participant’s legal representative.

    9.5  In the event a participant’s employment terminates for any reason prior to the lapse of restrictions applicable to a Contingent Stock Award made to such participant, unless otherwise provided for herein by this Plan or as provided for in the Contingent Stock agreement, all rights to Shares as to which there still remain unlapsed restrictions shall be forfeited by such participant to the Company without payment or any consideration by the Company and neither the participant nor any successors, heirs, assigns or personal representatives of such participants shall thereafter have any further rights or interest in such Shares.

    9.6  At the discretion of the Committee, a Contingent Stock Award may provide the Grantee with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Grantee and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

    9.7  With respect to a Contingent Stock Award intended to qualify under the Performance-Based Exception, the Committee must (a) establish, in writing, within 90 days of the date such Award is granted, the objective performance goals that must be achieved for such Award to be earned and (b) certify in writing prior to the payment of the Award that the applicable performance goals and any other material terms were in fact satisfied. Written certification for the purpose shall include, without limitation, approved minutes of the Committee meeting in which the certification is made.

10.	RESTRICTED STOCK AWARDS

   10.1  Restricted Stock Awards under the Plan shall be evidenced by Restricted Stock agreements in such form and not inconsistent with this Plan, as the Committee shall approve from time to time.

   10.2  The Committee shall determine the amount of a Restricted Stock Award to be granted to an Employee based on the past or expected impact the Employee has had or can have on the financial well-being of the Company and other factors deemed by the Committee to be appropriate.

Exhibit C-10

Exhibit C

   10.3  Restricted Stock Awards made pursuant to this Plan shall be subject to such terms, conditions and restrictions, including without limitation, substantial risks of forfeiture and/or attainment of Performance Measures and for such period or periods as shall be determined by the Committee. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the Award to any participant. Upon issuance of a Restricted Stock Award, Shares will be issued in the name of the recipient. Unless otherwise determined by (and/or subject to such restrictions as may be imposed by) the Committee, during the restriction period, the Grantee shall have the rights of a shareholder for all such Shares of Restricted Stock, including the right to vote and the right to receive dividends as paid thereon.

    10.4  Each certificate evidencing stock subject to Restricted Stock Awards shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. Any attempt to dispose of stock in contravention of such terms, conditions and restrictions shall be ineffective. The Committee may adopt rules that provide that the certificates evidencing such Shares may be held in custody by a bank or other institution, or that the Company may itself hold such Shares in custody, until the restrictions thereon shall have lapsed and may require as a condition of any Award that the recipient shall have delivered a stock power endorsed in blank relating to the stock covered by such Award.

    10.5  The Restricted Stock agreement shall specify the terms and conditions upon which any restrictions on the right to receive Shares representing Restricted Stock awarded under the Plan shall lapse as determined by the Committee. Upon the lapse of such restrictions, Shares that have not been delivered to the recipient or such recipient’s legal representative shall be delivered to such participant or such participant’s legal representative.

    10.6  In the event of a participant’s termination of employment for any reason prior to the lapse of restrictions applicable to a Restricted Stock Award made to such participant and unless otherwise provided for herein by this Plan or as provided for in the Restricted Stock agreement, all rights to Shares as to which there remain unlapsed restrictions shall be forfeited by such participant to the Company without payment or any consideration by the Company and neither the participant nor any successors, heirs, assigns or personal representatives of such participant shall thereafter have any further rights or interest in such Shares.

    10.7  With respect to a Restricted Stock Award intended to qualify under the Performance-Based Exception, the Committee must (a) establish, in writing, within 90 days of the date such Award is granted, the objective performance goals that must be achieved for such Award to be earned and (b) certify in writing prior to the payment of the Award that the applicable performance goals and any other material terms were in fact satisfied. Written certification for the purpose shall include, without limitation, approved minutes of the Committee meeting in which the certification is made.

11.	OTHER PROVISIONS RELATING TO AWARDS

   11.1  Notwithstanding any other provisions to the contrary in Section 7, 8, 9 or 10 or elsewhere in this Plan, the additional provisions described in Sections 11.2 through 11.4 shall

Exhibit C-11

Exhibit C

apply to Awards under the Plan (except that Section 11.2 shall only apply to Contingent Stock and Restricted Stock Awards), unless otherwise determined by the Committee.

   11.2  If a recipient of a Contingent or Restricted Stock Award has his or her employment terminated and his or her salary continued through an employment agreement, severance program or other comparable arrangement, then any contingencies and restrictions which are satisfied or that would have been satisfied during the period for which the recipient’s salary is to be continued, irrespective of form, will be deemed to have been satisfied and such Shares of Contingent and/or Restricted Stock shall be issued and delivered to the recipient or such recipient’s legal representative no later than the expiration of the salary continuation program.

   11.3  Simultaneously with a Change in Control, all Awards will automatically vest as of that date and all restrictions or contingencies will be deemed to have been satisfied. Awards that specify a target level of vesting or achievement shall be deemed to have been satisfied at the target level.

  11.4  The Committee may provide in any individual agreement in connection with an Award that upon a Change in Control the Employee may have a period of time to exercise such Award, which period shall not exceed its original term.

12.	PERFORMANCE MEASURES

   12.1  The Committee may specify that the attainment of one or more of the Performance Measures set forth in this Section 12.1 shall determine the degree of granting, vesting and/or payout with respect to Awards that the Committee intends will qualify for the Performance-Based Exception. The performance goals to be used for such Awards shall be chosen from among the following Performance Measure(s): earnings per share, economic value created, market share (actual or targeted growth), net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), revenue (actual or targeted growth), cash flow, shareholders’ equity, statutory surplus, risk adjusted capital, operating margin, underwriting margin, combined ratio, Share price, Share price growth, total stockholder return, budget achievement and performance against budget. Such Performance Measure(s) may also include strategic business criteria, consisting of (i) goals relating to acquisitions (including merger synergies), or divestitures of subsidiaries, affiliates or joint ventures, (ii) one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, or (iii) goals relating to employment practices, employee benefits, internal controls, capital projects, legal affairs and information technology. The targeted level or levels of performance with respect to such Performance Measures may be established at such levels and on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Awards that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

Exhibit C-12

Exhibit C

   12.2  The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that except as provided pursuant to Section 20.2, Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee may retain the discretion to adjust such Awards downward).

13.	GENERAL RESTRICTIONS

   13.1  The Plan and each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an Award with respect to the disposition of Shares, is necessary or desirable as a condition of, or in connection with the Plan or the granting of such Award or the issue or purchase of Shares of common stock thereunder, the Plan will not be effective and/or the Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

14.	RIGHTS OF A SHAREHOLDER

   14.1  Except as otherwise specifically provided in this Plan (including the rights provided in Section 10 of this Plan as it pertains to Restricted Stock Awards), the recipient of any Award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for Shares of common stock are issued to such recipient.

15.	RIGHTS TO TERMINATE EMPLOYMENT

   15.1  Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or its Subsidiary or affect any right that the Company or its Subsidiary may have to terminate the employment of such participant.

16.	WITHHOLDING OF TAXES

   16.1  The Company shall have the power and right to deduct or withhold, or require a participant to remit to the Company (or a Subsidiary), an amount (in cash or Shares) sufficient to satisfy any federal, state and/or local tax withholding requirements applicable to an Award. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local tax withholding requirements. Subject to such restrictions as the Committee may prescribe, a Grantee may satisfy all or a portion of any federal, state and/or local tax withholding requirements by electing to have the Company withhold Shares having a Fair Market Value equal to the amount to be withheld.

17.	NONASSIGNABILITY

   17.1  No Award or benefit under the Plan shall be assignable or transferable by the recipient thereof except by will or by the laws of descent and distribution. During the life of the

Exhibit C-13

Exhibit C

recipient, such Award shall be exercisable only by such person or by such person's guardian or legal representative. Notwithstanding the foregoing, under certain circumstances the Committee may grant (or sanction by amending an existing grant) Nonqualified Stock Options that may be transferred by the Optionee during his or her lifetime to any member of his or her immediate family or a trust established for the exclusive benefit of one or more members of his or her immediate family or to a former spouse pursuant to a domestic relations order. For purposes of this Section, the term "immediate family" is defined as an Optionee’s spouse, children, stepchildren, grandchildren, including relationships arising from legal adoption and parents.

18.	NONUNIFORM DETERMINATIONS

   18.1  The Committee’s determination under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and conditions of such Awards and the agreements evidencing same and the establishment of values and performance targets) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

19.	ADJUSTMENTS

   19.1  In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the Shares, such adjustment shall be made in the number and kind of Shares that may be delivered under the Plan, the individual limits set forth in Section 6.2 and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Option Price, grant price or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results and other terms and conditions of outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number.

20.	AMENDMENT, MODIFICATION AND TERMINATION

   20.1  The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with the National Association of Securities Dealers Automated Quotation, Inc. listing standards or any rule promulgated by the SEC or any securities exchange on which Shares are listed shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

   20.2  The Committee may make adjustments in the terms and conditions of and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 19.1 hereof) affecting the Company or a Subsidiary or business unit or the financial statements of the Company or a Subsidiary or business unit or of

Exhibit C-14

Exhibit C

changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. With respect to any Awards intended to comply with the Performance-Based Exception, unless otherwise determined by the Committee, any such exception shall be specified at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.

   20.3  No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

   20.4  If it is intended that an Award comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate such that the Awards maintain eligibility for the Performance-Based Exception. If changes are made to Code Section 162(m) or regulations promulgated thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to Section 20.3, make any adjustments to the Plan and/or Award agreements it deems appropriate.

21.	EFFECT ON OTHER PLAN

   21.1  Participation in this Plan shall not affect a participant’s eligibility to participate in any other benefit or incentive plan of the Company and any Awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided.

22.	DURATION OF THE PLAN

   22.1  The Plan shall remain in effect until all Awards under the Plan have been satisfied by the issuance of Shares or the payment of cash; provided, however, no Incentive Stock Options shall be granted more than 10 years after the earlier of the latest date on which the Plan is adopted by the Board or the latest date on which the Plan is approved by the stockholders of the Company.

23.	FUNDING OF THE PLAN

   23.1  This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any Award under this Plan and payment of Awards shall be on the same basis as the claims of the Company’s general creditors. In no event shall interest be paid or accrued on any Award including unpaid installments of Awards.

24.	SUCCESSORS

   24.1  All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references

Exhibit C-15

Exhibit C

to the "Company" herein and in any Award agreements shall be deemed to refer to such successors.

25.	LEGAL CONSTRUCTION

   25.1  Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to a Section of the Plan either in the Plan or any Award agreement or to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such Section of the Plan, act, code, section, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, section, rule or regulation.

   25.2  Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

   25.3  Requirements of Law. The granting of Awards and the issuance of Shares or cash under the Plan shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

   25.4  Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Florida, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

   25.5  Nonexclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

   25.6  Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Code Section 409A shall have no force or effect until amended to comply with Code Section 409A, which amendment may be retroactive to the extent permitted by Code Section 409A. No amendment to the Plan made pursuant to the amendment and restatement approved by the Board on April 22, 2005 shall be applicable to an Award then outstanding to the extent such amendment would cause the Award to become subject to Code Section 409A.

Exhibit C-16